UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                      Third Post Effective Amendment to Form SB-2
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 SEC File 333-42975 Form SB-2
                                   RMX REIT, INC.
                  (Name of small business issuer in its charter)

   WASHINGTON                       6599                    91-1869110
(State or jurisdiction   (Primary Standard Industrial    (I.R.S) Employer
of incorporation or      Classification Code Number)     Identification No.)
organization)
          4720 200th STREET WEST, Suite 200 LYNNWOOD, WA 98046 (425)744-0386
         (Address and telephone number of principal executive offices)
                                  SAME AS ABOVE
(Address of principal place of business or intended principal place of business)

   GERALD C. VANHOOK, 4720 200TH STREET WEST, SUITE 200, LYNNWOOD, WA 98046
(425) 744-0386
             (Name, address and telephone number of agent for service)

Date proposed for sale August 14, 2000

                       CALCULATION OF REGISTRATION FEE

Title of each  Dollar Amount  Proposed Maximum Proposed maximum  Amount of
class of       to be          offering price   offering price
registration
securities     registered     Per Unit
fees
to be
registered




__________    _____________ _________________ _______________ _______________

  Common         $12,000,000   $5                $12,000,000     $3,540


The registrant hereby agrees to amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

This Third Post Effective Registration Statement consists of a total of 104 pages.

PROSPECTUS-THIRD AMENDED
                                 2,400,000 SHARES
                                  RMX REIT, INC.
                       4720 200th Street South West, Suite 200
                             Lynnwood, Washington 98046

This offering is for 2,400,000 shares of common stock in a newly formed Company. The Company is offering to sell its Common Stock at $5.00 per share to new investors, insiders, affiliates and existing shareholders pursuant to its Dividend Reinvestment Program, which is discussed in this prospectus. The

Company intends to use the proceeds of the offering to purchase income producing properties and high interest bearing mortgage paper securities, secured by real property, generally concentrated in the Pacific Northwest. The Company intends to pay dividends on a quarterly basis.

The minimum initial investment is Ten (10) shares for a total investment of fifty ($50.00) dollars. Insiders and affiliates may purchase shares at the offering price to meet the initial minimum offering. Each investor must meet certain investor suitability standards and consider this to be a long-term investment. The only market that is expected to be available for the shareholders to liquidate their investment is to sell their stock to a new or an existing shareholder, which is further restricted as noted in the legend on each certificate, in order to maintain the REIT federal tax pass through status. The Company intends to offer a matching service to facilitate shareholder liquidity, but makes no assurances that any shareholder will be able to sell their stock when they desire to do so.

The Company has identified the most significant risks to the investor as follows:
       New Company - Minimal Operating Experience
       No Public Market - Limited Shareholder Investment Liquidity
       High Risk Borrowers are Likely to Default
       Risks Related to Asset Quality
       Effects of Company Borrowing
       Appraisal may Overstate Value of
Security

See Risk Factors Relevant to this Investment in Common Stock beginning at page
9

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Per unit total        Price to       Underwriting         Proceeds to
                      Public          Discounts           the Company
Per unit              $5.00           None                     5.00
Maximum Offering      $12,000,000     None                 12,000,000(i)

(i) The Minimum Offering of $350,000 was sold on February 8, 2000; the date the Company actually began operations. As of September 30, 2001 the company has sold $1,507,884 in stock to over 100 shareholders. The proceeds to the Company is before payment of legal, accounting, filing and printing expenses, as reflected in the Financial Statements. No person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof. The Officers and Directors of the Company exclusively offer the Common Stock on a best efforts basis for sale directly to investors.

                        The date of this Prospectus is December 1, 2001

                            AVAILABLE INFORMATION

RMX REIT, INC., UNDERTAKES TO BECOME A VOLUNTARY REPORTING COMPANY. IN ADDITION TO THE 10Q AND 10K, EACH SHAREHOLDER WILL BE PROVIDED WITH A QUARTERLY MANAGEMENT REPORT THAT INCLUDES A FINANCIAL SUMMARY FOR THE PAST QUARTER, THE STATUS OF THE LOAN PORTFOLIO AND THE DIVIDEND APPROVED BY THE BOARD OF DIRECTORS FOR THE QUARTER. THE COMPANY ALSO PROVIDES THE SHAREHOLDERS WITH AN ANNUAL REPORT, WHICH CONTAINS THE AUDITED FINANCIAL STATEMENTS AND THE NOTICE OF THE ANNUAL SHAREHOLDERS MEETING. THE COMPANY HAS AND DOES INTEND TO COMPLY WITH THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION (REFERRED TO AS "NASAA" HEREIN)GUIDELINES ADOPTED FOR THE MANAGEMENT AND OPERATION OF REAL ESTATE INVESTMENT TRUSTS (REFERRED TO AS "REIT" HEREIN). IN ADDITION, THE COMPANY MUST COMPLY WITH THE PROVISIONS OF THE INTERNAL REVENUE CODE IN ORDER TO MAINTAIN ITS FAVORABLE TAX PASS THROUGH STATUS.

RMX REIT, INC., WILL PROVIDE WITHOUT CHARGE TO ANY PERSON WHO RECEIVES A PROSPECTUS, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OF THE INFORMATION THAT WAS INCORPORATED BY REFERENCE IN THE PROSPECTUS (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS THE EXHIBITS ARE THEMSELVES SPECIFICALLY INCORPORATED BY REFERENCE). IN ORDER TO RECEIVE SUCH INFORMATION, PLEASE CONTACT THE FOLLOWING DEPARTMENT:


                                  RMX REIT, INC.
                           ATTN: SHAREHOLDER RELATIONS
                           4720 200TH STREET S.W., 200
                            LYNNWOOD, WASHINGTON 98046
                                  (425) 744-0386



ALL QUESTIONS AND REQUESTS FOR INFORMATION BY POTENTIAL INVESTORS SHOULD BE DIRECTED TO THE ADDRESS AND TELEPHONE NUMBER NOTED ABOVE. INVESTMENT IN A SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY.


INVESTORS SHOULD CAREFULLY REVIEW THIS PROSPECTUS, PARTICULARLY WITH REGARD TO THE RISKS (SEE "RISK FACTORS") AND CONFLICTS OF INTEREST, (SEE "CONFLICTS OF INTEREST") BEFORE MAKING A DECISION TO INVEST. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.


WARNING: The Company is relying on Section 3 (c)(5)(C) that it is exempt from registration from the provisions of the Investment Company Act of 1940. Therefore, shareholders cannot expect the Company to redeem any of its securities.

                           TABLE OF CONTENTS

                                                                     Page

Summary of the Offering................................................6
     The Company.......................................................6
     Principle Business of the Company.................................6
     Management........................................................6
     Prior Experience of the Management................................6
     Compensation to the Management ...................................7
     Investment Objectives and Policies................................7
     Description of Capital Stock......................................7
     Federal Income Tax Considerations.................................7
     Risk Factors and Conflicts of Interest............................7
     Annual and Quarterly Reports......................................8
     Board of Directors May Delay or Deny
     Acceptance of Investors Funds.....................................8


Risk Factors...........................................................8
     New Company -  Minimal Operating Experience.......................8
     No Public Market - Limited Shareholder Investment Liquidity.......8
     Dividend Plan Reinvestment Decision...............................9
     High Risk Borrowers.are Likely to Default.........................9
     Risks Related to Asset Quality....................................9
     Effect of Company Borrowing.......................................9
     Appraisal May Overstate Value of Collateral.......................9
     Market Risks......................................................9
     Federal Income Tax Status........................................10
     Lack of Portfolio Geographic Diversification.....................10
     Value of Real Property May Decrease..............................10
     Market Interest Rates............................................10
     Conflicts of Interest............................................10
     Leverage.........................................................10
     Usury ...........................................................10
     Insurance........................................................11
     Other Government Regulation......................................11

Use of Proceeds.......................................................11
Determination of Offering Price.......................................11

Selling Security Holders and Matching Service.........................11
     Continued Registration Aids Shareholder Investment Liquidity.....11
     Matching Service For Existing Shareholders to Sell Their Stock...12

Plan of Distribution..................................................12
     No Outside Selling Agents........................................12
     Shareholder Ownership Restrictions...............................12
     Investor Suitability Standard....................................12
     Long Term Investment-Funds May Not be Accepted...................13
     Funds from Stock Sales are Invested in Real Property and Loans...13 Board of Directors May Delay or Deny Acceptance of Investor Funds13

Legal Proceedings.....................................................13
     General..........................................................13
     Usury and Federal Preemption of State Law........................13
     Home Ownership and Equity Protection Act.........................14
     Investment Company Act of 1940...................................14

     Other Actions....................................................14

Directors, Executive Officers, Promoters and Control Persons..........14
     Officers and Directors of the Company............................15
     Background & Education information regarding Officers and
     Directors of the Company.........................................15
     Director Responsibilities........................................16
     Independent Director Responsibilities............................16
     Board approves all Loans and Fees Paid to Third Parties..........16
     Quarterly Reports................................................16
     Annual Reports...................................................16
     Board Members and Officer Compensation...........................17
     No Employees.....................................................17
     Involvement in Certain Legal Proceedings.........................17

Security Ownership of Certain Beneficial Owners and Management........17

Description of Securities.............................................17

Interests of Named Experts and Counsel................................18

Disclosure of Commission Position on Indemnification for Securities
     Act Liabilities..................................................18

Certain Relationships and Related Transactions........................18
     General..........................................................18
     Compensation of Management.......................................19
     Management Relationships.........................................19
     Loan Closing and Servicing Relationship..........................19
     Prohibited Lending Practices.....................................19
     Summary of the Property Management Process.......................19
     Summary of the Loan Acquisition Process..........................19
     Summary of the Collection Process................................20

     Initial Budget...................................................21
          Payment of Overhead Expenses................................21
          Payment of Loan Acquisition Fees............................21
          Payment of Loan Closing, Escrow and Late Fees...............21

          Fees and Cost Projected to be Received by CLS...............21
     Conflicts of Interest............................................21

Description of the Business...........................................22
     Form and Year of Organization....................................22
     REIT Status......................................................22
     Business of the Company..........................................22
     Value of Real Estate Collateral..................................23
     Reliance on its Management.......................................23
     Competition......................................................23
     Ability to Compete...............................................23

Management's Discussion and Analysis of Financial Condition
     And Results of Operations........................................23
     Overview.........................................................23
     REIT Tax Status..................................................23
     Source of Funds to Purchase Real Property and Loans..............24
     Source of Funds to Pay Expenses and Dividends....................24
     Results from Operations in 2000..................................24

     Results from Operations in 2001 YTD..............................24
     Sources of Property and Loans....................................24
     Security for Loans...............................................24
     Loan to Value (LTV) and Underwriting Guidelines..................25
     Investment Restrictions..........................................25
     Procedure for Enforcing Investment Policy........................25
     Plan for the Future..............................................25
     Projections for Stock Sales in 2000 and 2001.....................26
     Capitalization...................................................26

Description of Company Investment Objectives..........................26
     Investment Objectives and Policies...............................26

Market for Common Equity and Related Transactions.....................26
     No Public Market.................................................26
     Ownership Restrictions...........................................26
     Distributions of Dividends.......................................26
     Dividend Objective and Performance...............................26
     Dividend Reinvestment Plan.......................................27

Executive Compensation................................................27

Financial Statements and Notes as of December 31, 2000................28
     Auditors Report Year End 2000....................................28
     Audited Financial Statements and Notes as of December 31, 2000...29 Unaudited Financial Statements and Management Comments
          as of September 30, 2001....................................35

Federal Income Tax Considerations.....................................39
     Federal Income Taxation of the Company...........................39
     Requirements for Qualification as a REIT.........................40
     Taxation of the Shareholders.....................................43
     Taxation of Shareholders on Disposition of Shares................44
     Capital Gains and Losses.........................................44


Glossary..............................................................45

THIS PROSPECTUS CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS PROSPECTUS.

                    This Prospectus consists of a total of 49 pages.

                          SUMMARY OF THE OFFERING

The following is a summary of important information contained in this Prospectus, but it is not complete and is qualified in its entirety by reference to the entire Prospectus. The glossary of definitions of certain banking, insurance and financial terms used throughout this prospectus are located at the end and should be referred to as necessary.

The Company. The Company was incorporated in the State of Washington on June 19, 1997. The Company has issued stock and did begin operations on February 9, 2000. The Company did ratify the present directors shortly after the minimum offering was sold. The Company originally signed a management contract with CLS Financial Services, Inc. The contract was not ratified in 1999. There remains a risk that there could be a change in control voted by shareholders in the future. The Company intends to issue stock to investors and use the funds to purchase income-producing properties that will provide a gross return on equity between 14% and 18% and fixed term interest bearing mortgage paper securities ranging from 10% to 14% annually. The Company intends to qualify and file its federal tax returns as a Real Estate Investment Trust in 2000 amd thereafter, thereby passing its net income in the form of dividends to the shareholders without federal income taxation at the Company level. The Company obtained a loan from CLS Financial Services, Inc. ("CLS") to pay for legal and accounting expenses incidental to this offering. The present officers of the Company are also officers of CLS.

Principal Business of the Company. The Company intends to acquire, manage and dispose of income producing property and mortgage-collateralized financial instruments with the objectives of earning current income and obtaining capital appreciation. The instruments and obligations to be acquired by the Company are expected to consist primarily of interests in income producing real property and in the promissory notes secured by mortgages or deeds of trust on residential and commercial real estate located in the primarily in the States of Washington and Arizona. The primary basis for the acquisition is the income producing and liquidation value of the real estate (See "Summary of the Asset Acquisition Process"). The Company intends to purchase income producing real property that will provide current income and asset appreciation over time. In addition, the Company also intends to purchase whole or partial interests in promissory notes secured by Deeds of Trust (See "Summary of the Loan Acquisition Process"). The promissory notes are typically indorsed over to the Company and the real estate security documents, primarily Deeds of Trust, Real Estate Contracts and/or Mortgages are then assigned to the Company. Upon transfer by assignment, the Company actually owns the interests in the Mortgage Paper Securities directly. The annual interest rates on the notes are expected to range from 10% to 14%, with the average being 12%. CLS and its affiliates escrow and collect on the accounts under its Custom Servicing Agreement. (See "Summary of the Collection Process.")

Management. The Board of Directors manages the Company and establishes investment policies and objectives, most of which have been incorporated into the Company Bylaws. At present, the Company has only officers as employees and will contract with third parties for most of its services. The Company had contracted with CLS Financial Services, Inc., ("CLS" herein) to manage the business, but that contract was not ratified in 1999. The Company expects to hire sufficient staff to support the operation and to contract with other companies as necessary. The Company corporate records, which include the stock records, auditor's reports, management reports etc., are maintained at
the corporate headquarters.   The Company intends to remain co-located with
CLS Financial Services, Inc., and its affiliates, using staff and resources to
provide a synergistic effect for both companies.   The Company also intends to
purchase loans originated by CLS.

Prior Experience of the Management.   The Company management has no direct
experience in management of a Real Estate Investment Trust. However, Company management has significant experience in managing income producing properties and originating mortgage paper securities. The Company president, Mr. Gerald
C. Vanhook founded CLS Financial Services, Inc., in March of 1990, is the majority shareholder and has operated as the Chief Executive Officer continuously through the present. CLS has registered with the State of Washington as a Consumer Loan Act Lender and has been issued a permit by the State of Washington to sell Mortgage Paper Securities to Washington residents.



                  THIS SPACE INTENTIONALLY LEFT BLANK



Compensation to the Management. The Company has agreed to pay its management and staff normal and customary salaries that will be budgeted at two percent (2%) of its average invested assets, when the Company has sold the maximum offering. During the interim, the Company will pay salaries that are determined to be reasonable by the Board of Directors. The Board of Directors is empowered to increase the budget as deemed necessary and prudent. Management will perform all of the administrative day-to-day operations normally associated with a business. Expenses are expected to be paid on a monthly basis on a budget of one-twelfth of two percent (2%) of the average of all invested assets outstanding at the end of the month. The budget does not cover legal, auditing and other professional fees or costs pertaining to this offering.

Investment Objectives and Policies. The Company's investment objective is to acquire a portfolio of income producing real estate, which produce gross rents of between a 14% to 18% aggregate return on investment for multi family investments. The aggregate turnover rate for multi family units should not exceed 12 months and the vacancy factor should be no more than 15%. The maintenance and repairs cost should average less than 5% of gross rents. Upon acquisition, maintenance will be included as part of the acquisition expenditure for the purposes of making the purchase decision. As a result, the Company expects an annual return on its investment in multi family income producing real estate of between 8% to 12%. This amount will be available for distribution to the shareholders. The Company's investment objectives for commercial rental property is to produce annual gross rents between 14% and
16% of the initial investment.   The aggregate turnover rate should be no more
than 24 months and the vacancy rate should be no more than 15%. The company does not intend to acquire single use properties and the maintenance and repairs should not exceed 3% of annual gross rents. The Company also expects to invest in collateralized loans that range from 10% to 14% interest. These loans are expected to produce a blended annual net yield in dividends to its Shareholders of between 8% and 12%. The loans will be secured by real estate generally located in the Pacific Northwest. Due to the relatively high interest rates, the majority of loans will actually be paid off early. Policies on loan to value (LTV) ratios and other investment criteria have been incorporated into the Company Bylaws. The Board of Directors on an as needed basis according to market conditions sets underwriting considerations forth.

Description of Capital Stock. The authorized capital stock of the Company consists of 2.4 million (2,400,000) common shares that will be issued at $5.00 per share. The offering price paid by all shareholders and investors who purchase shares in this offering is Five Dollars ($5) per share. Insiders and affiliates may purchase stock, and did so in order to meet the minimum initial offering as reflected in the Financial Statements in the footnotes discussing related parties (See "Financial Statements" section). Each new investor must meet the Company suitability standards and purchase a minimum of ten (10) shares for a minimum investment of Fifty Dollars ($50). All common shares are voting shares, equally participating in dividends and there is no cumulative voting. No individual shareholder, including insiders and affiliates, may own more than 9.8% of the outstanding and issued stock in the Company at the end of calendar year 2001, without approval of the secretary. See Federal Income Tax Considerations for REIT status below.

Federal Income Tax Considerations. As a REIT, the Company is allowed to pass through earnings to shareholders without the earnings being taxed at the Company level. A REIT is not taxed at the Company level, provided the Company complies with the investment, shareholder ownership and dividend payment set forth in the Internal Revenue Code. The REIT status is dependent on many conditions discussed in detail in the section regarding Federal Income Tax Considerations. Should the Company fail to meet any material condition set forth in the Code, it will be taxed as a "C" corporation, which would reduce the profitability of the Company and net profits available for distribution as dividends.

Risk Factors and Potential Conflicts of Interest. Investment in the shares of the Company is subject to certain risks, including, but not limited to, the fact that the Company is a business that has just begun operations and has limited operating results, the fact that there is no public market for the shares and none is likely to develop causing limited shareholder liquidity. There is no assurance that the Company can purchase suitable income producing property to meet the investment guidelines. The loans will be made to relatively high-risk borrowers that are likely to default. In addition the appraisal may overstate the value of the real estate purchased or granted as security for the loan(s). Market interest rates may rise or fall inconsistent with the Company's investment policy and objectives. There are potential conflicts of interest since the management of the Company is also the management of CLS and its affiliates. In order to mitigate the potential conflicts of interest, the Company has adopted procedures to enforce the company underwriting criteria (See "Conflicts of Interest" and "Enforcement of Underwriting Policy" Sections). The Company intends to borrow money and leverage income-producing property thereby subordinating the rights of equity holders to creditors. The Company may be subject to the usury and consumer protection laws of the State of Washington and other states. Insurance on Company owned real property and the underlying security for the loans might lapse or not be available at reasonable rates to insure Company property interests. In addition, the Company could be taxed as a "C" Corporation, in which case the profits of the Company would be taxed by the Internal Revenue Service thereby reducing the distributed dividends by the amount taxed. Additionally, new shareholders could vote in new directors and a new management team.

Annual and Quarterly Reports. The Company intends to provide Quarterly Reports (the "10Q SB Report') and an Annual Report (the "10K SB Report') that contains the Audited Financial Statements. From time to time the President will provide a summary letter of operations to the shareholders. The Board of
Directors has mandated that the quarterly dividend checks be distributed to the shareholders with the Quarterly Report not later than 30 days after the close of each calendar quarter. In addition to the 10K Report, the President and the Board will send additional information along with the Notice of the Annual Shareholder Meeting, which contains the agenda. The reporting of certain related party transactions is intended to comply with the NASAA Statements of Policy regarding REIT disclosure guidelines and Generally Accepted Accounting Principles ("GAAP").

Board of Directors May Delay or Deny Acceptance of Investors Funds. The Company expects to be able to invest all available funds by purchasing property and interests in loans that meet its investment policies. The Company has not and does not intend to retain any outside selling agents. In the event funds from new investors and/or from paid off loans are more than the Company can invest into suitable property, the Board of Directors intends to delay the acceptance of new investor's funds as frequently as necessary until the new investor proceeds can be absorbed. The Board of Directors will make plans to use the funds when available. The maximum offering is for Two Million Four Hundred Thousand (2,400,000) shares for an offering maximum of Twelve Million Dollars ($12,000,000). The Company expects to issue an average of Eight Thousand shares (8,000) to Four Hundred Thousand dollars ($400,000) per month until the offering is sold out. In event that the Company determines that an Investor is intending to invest in the shares of the Company on a short-term basis, the Company will deny the investment or a subsequent reinvestment.

                                   RISK FACTORS

The purchase of the common stock in this offering involves various risks. The material risks that prospective purchasers should consider before making a decision to purchase the stock in RMX REIT, Inc., are set forth below. In addition, businesses are often subject to risks not foreseen or fully appreciated by Management. In reviewing this Prospectus, potential investors should keep in mind other possible risks that could be important.

New Company - Minimal Operating Experience. The Company was incorporated under the laws of the State of Washington on June 19, 1997 and began operations in February of 2000. The company has paid dividends of approximately 10% APR in each quarter in 2000 and for the first 3 quarters in 2001. Prior to that the Company had not conducted any business. Accordingly, it has not been engaged in the business of acquiring, managing and disposing of real property or mortgage-collateralized and other financial assets and obligations, and has no history of operations upon which prospective purchasers of the stock can rely. Although the management has engaged in similar activities, the Board of Directors and the Company have no history of operations in the market. In addition, the shareholders could elect new directors and contract with another management team or company.

No Public Market - Limited Shareholder Investment Liquidity. There is no public market for the shares and such a market is not expected to develop. Investors have no right of redemption from the Company and cannot expect the Company to repurchase their stock. Investment in the shares of the Company is and should be a long-term investment. The Secretary is empowered to void any transfer that would preclude the Company from qualifying as a REIT for federal tax purposes. This information is contained in the legend on each stock certificate. The Company will attempt to assist and facilitate a shareholder in their attempts to sell their stock by providing the selling shareholder with the existing shareholder list and advising the selling shareholder of existing shareholders who have expressed a desire to purchase additional shares, including those who have elected to reinvest their quarterly dividends as a method of improving shareholder liquidity. In order to use the matching service, the Company intends to require existing shareholders to sell the shares at the offering price of $5.00 per share. (See "Ownership Restrictions" section.)

Dividend Plan Reinvestment Decision. Participants in the plan will have limited investment information when making the decision whether to elect to receive cash dividends or using these cash dividends ("rolling over") to purchase stock. Company policy requires that the election must be made no later than ten days before the end of the quarter. The financial statements containing the book value per share and dividend declaration will not be completed until 15-20 days after the end of the quarter. As a result, investors must make the decision without the current quarter's financial information. (See "Dividend Reinvestment Plan" section).

High Risk Borrowers Are Likely To Default. The Company intends to acquire loans that are made to high or higher risk borrowers, who in many cases have been refused loans or credit by banks and other lending institutions. Persons indebted to the Company may default on obligations due the Company for a variety of reasons, e.g. divorce, illness, death, loss of job, business failure, bankruptcy, government policy changes, or other uncontrollable factors unknown to management at the time the persons become indebted to the Company. Although the Company will take precautions, there is no assurance that defaults and losses will not occur in a portfolio of this type. The Company expects that 10% of the loans in the portfolio will be at least 30 days delinquent at any point in time. (See "Description of the Business" and "Loan Closing and Servicing" sections). In event of a foreclosure and subsequent sale in which the net sale proceeds are less than the loan principle, the Company would experience a loss. (See "Loss on Liquidation of REO.")
Risks Related to Asset Quality. The profitable operation of rental properties is dependent on the supply and demand for similarly situated property in any given area. The Company intends to purchase property and manage the property to produce cash flow from rental income and gain long-term appreciation of the property over the holding period. The net cash flows will be adversely affected to the extent that the Company encounters difficulties in renting the units at a profitable rent. The rent that the Company can obtain depends on market factors beyond the ability of the Company to control. Any downturn in the general economy can adversely affect rental rates. Mortgage rates and an overabundance of supply can reduce the value of the property, all of which can adversely affect Company distributions.

Effect of Company Borrowing.   Any of the Company's assets pledged to secure
sums borrowed from the Company's lenders will not be available to the Shareholders in the event the Company is liquidated. The monthly cash flows, principally from rents and payments of principle and interest on the assets acquired are expected to exceed amounts payable to the Company's lenders, resulting in net cash flows to the Company. A decline in the performance of these assets could reduce Company income to a level that would not be sufficient to meet the Company's obligations to its lender(s). Similarly, a decline in the underlying values of the real or personal property (mobile homes) securing the assets could require the Company to pledge additional collateral to its lender(s). The Company lender(s) will have the first priority security interest in the assets to be purchased by the Company, and will be senior in right of payment to the Shareholders. See "Business Effect of Company Borrowing."

Appraisal May Overstate Value of Collateral. Since the Company bases its real estate and loan purchases on the value of real property, the Company relies heavily on the appraisal. The Company policy requires that a licensed and experienced appraiser must conduct all appraisals. In distress type purchases, the Company may not have sufficient time to obtain an appraisal and may instead have to rely on the tax assessed valuation and a visual walk through of the property by management. All appraisals are an estimate of value and may overstate the actual value of the collateral when sold. The appraisal does not guarantee future rents or that a default and subsequent foreclosure will not produce a loss. (See "Description of the Business" and "Financial Statements" sections.)

Market Risks. The ability of the Company to purchase suitable real property and mortgage-backed securities and to generate income from the net cash flows relating thereto, will be affected by various factors, some of which are beyond the control of the Company. The results of the Company's operations will depend on the availability of income producing real property and mortgage-backed securities to purchase. The gross income will depend upon the nature, terms and conditions in the rental and financial markets, which is impacted by the fiscal and monetary policies of the United States Government and the Federal Reserve Board, competition, regulation and other factors, none of which can be predicted with any certainty. The Company activities will be influenced by interest rates, which depend in large part on the ability of the Company to respond to fluctuations in market interest rates and to utilize appropriate strategies to maximize returns to the Company while attempting to minimize the risks.

Federal Income Tax Status. The Company intends to file its corporate tax returns as a REIT for 2000 and beyond. Investors should note that the REIT status is contingent upon a number of conditions. There is no assurance that the Company will meet these conditions. If any one of the conditions are not met, then the Company will be taxed as a "C" Corporation which would have the effect of reducing or eliminating earnings per share and dividend distributions. (See "Federal Income Tax Considerations" section.)

Lack of Portfolio Geographic Diversification. The substantial majority of the Company portfolio will be invested in income producing real property and loans secured by real property, most of which will be located in Western
Washington. In event of a regional reduction in real property values caused by a variety of uncontrollable market forces, the value of the property would be negatively impacted. Tenants and borrowers could also be adversely impacted by any regional recession causing an increase in delinquency rates. The Company does not intend to expand its portfolio into other types of investments for diversity purposes, e.g. stocks, bonds, mutual funds, etc.
In
order to maintain its REIT tax status, the Company is limited as to its investment options. (See "Federal Income Tax Considerations" section.)

Value of Real Property May Decrease. The real property may depreciate in value due to conditions beyond management's control or the original appraisal may have been inflated. In event the Company sells the real property, there are no assurances that the Company will sell the property without absorbing a loss. The Company intends to sell all properties selected for liquidation at a profit; however, the market will dictate the amount of the gain or loss that will be posted. Due to the REIT tax restrictions, the Company may not be able to sell the property at a time that the market is at its peak and maintain the favorable tax treatment.

Market Interest Rates. Market interest rates may rise or fall and the interest paid to the Company may not reflect the market rates. When the Company has funds to reinvest, it may not be able to do so at the same rate it was previously receiving. This would negatively affect the earnings of the

Company.  (See "Description of the Business" section.)

Conflicts of Interest. This offering involves potential conflicts of interest, principally surrounding the Company being co-located with CLS and its affiliated companies. Specifically, the management of the Company is also the management of CLS and its affiliates. Initially, the Company will share expenses and employees with CLS, in order to reduce the costs of doing business, as compared with a pure stand-alone company. CLS may sell properties and loans to the Company and thereby earn a commission or fee from doing so. In order to mitigate these potential conflicts of interest, the Company has adopted procedures to enforce the company underwriting criteria. (See "Conflicts of Interest" and "Procedure to Enforce Investment Policy.")

Leverage. The Company does plan to borrow between 50% to 65% of the funds necessary to purchase income-producing properties. If rents collected are insufficient to pay the lender(s), the Company will have losses. (See "Description of the Business" section.)

Usury. Washington and other states have usury laws that establish ceilings on the interest rates that may be charged on certain types of loans. In Washington the maximum rate is 12%, but that rate is subject to several exemptions. Violation of the usury provisions may substantially reduce or eliminate the lender's recovery of the loan principal and interest. The Federal Depository Institution of Deregulation and Monetary Control Act of 1980 preempts state usury laws for federally related mortgage loans, which are generally first mortgage loans on a borrower's residence made by a qualified lender. Loans made for commercial, agricultural or investment purposes are generally exempt from state usury laws. The Company and CLS rely on this federal preemption. All loans purchased by the Company are expected to be exempt from the usury laws of the state in which the property is located.
(See "Legal Proceedings" section.)




                        THIS SPACE INTENTIONALLY LEFT BLANK




Insurance. There is always a risk that the insurance policy may lapse due to administrative oversight, that insurance may not be available on a particular parcel of real estate or that the property may be underinsured. In the event of a complete or partial damage to the property in excess of the amount insured, the Company will experience a loss. In addition, in the event of a borrower default, it is customary in the industry to initiate legal proceedings against the collateral rather than against the borrower. The borrower is required to maintain adequate insurance to cover the outstanding loan balance. In the case where the real estate granted as security for the loan is partially or wholly destroyed, the Company would recover from the insurance proceeds. The policy may not be sufficient to cover the total loss. Insurance coverage may not be available to the borrower to insure the real estate in which the Company has a collateral property interest (uninsured). Further, the borrower could maintain insufficient hazard insurance (underinsured) or the security is damaged by an act for which no insuring promise was given (e.g. flood, arson, terrorist act, etc.) (denial of insurance coverage). (See "Description of the Business" section.)

Other Government Regulation. There are numerous landlord tenant laws that have been enacted by state and local governments. Remaining in compliance with building codes, zoning codes and other land use regulation will always be a challenge. Evicting tenants who are in default on their rent requires a Court action, which gives rise to the tenant's claims against the landlord. All of these actions increase the risk of doing business. In 1994, Congress passed the Home Ownership and Equity Protection Act (HOEPA), which became effective on October 1, 1995. HOEPA defines certain loans, including some loans originated by CLS, which may be subsequently purchased by the Company, as "high cost mortgages." Among other provisions, the legislation prohibits high cost mortgages from including certain terms, generally not applicable to the Company. However, since the bill provides for increased civil liability for violations and enables the borrower to assert such claims against both the originator of the high cost loan (CLS) and any persons to which the loan is assigned (the Company), it is viewed as likely that some borrowers in default may raise the defenses, whether the defenses are proved to have merit or not. As of the date of this prospectus, no borrowers in default have raised the provisions of HOEPA as a defense to loans originated by CLS. (See "Legal Proceedings" section.)

                                     USE OF PROCEEDS

The Company intends to use the proceeds of this offering to purchase income producing real property and to purchase loans and participations in loans
secured by real property.   The offering costs are reflected in the financial
statements. The Company intends to compensate its President, its officers, its employees and its professional advisors when the services are performed.
The Company expects to pay other overhead expenses normally associated with operating a business. (See "Summary of the Loan Acquisition Process" and "Description of the Business" sections.

                      DETERMINATION OF OFFERING PRICE

The Company has arbitrarily determined the offering price for each share to be five dollars ($5.00). The Board of Directors established the price per share at that amount since the Company was formed and expects that the policy will remain unchanged. The Company policy is to require that all authorized shares shall be purchased from the Treasury of the Company for five dollars ($5.00) per share. In addition, the Company has provided that the debenture holders of CLS Financial Services, Inc., may convert their debentures on a dollar for dollar basis for stock in the Company. The basis for the stock cannot be changed from the offering price of five dollars ($5.00) per share unless the Articles of Incorporation are amended. The Company does allow the provision for purchasing fractional shares rounded to the nearest hundred at the prorated rate of $5.00 per whole share.

                SELLING SECURITY HOLDERS & MATCHING SERVICE

Continued Registration Aids Shareholder Investment Liquidity. Each investor must view the purchase of the Company stock as a long-term investment. However, the Company has recognized that due to circumstances beyond the shareholder's control, a small percentage of the shareholders will desire to liquidate all or a portion of their investment at some future date. The Company has no experience with investors desiring to liquidate their investment in order to make accurate projections. Since the Company cannot redeem any shareholder's shares, the Company will make every effort to continue to register its stock for sale to the public and to provide a matching service to its shareholders in order to assist them in liquidating their investment when they desire to do so.

Matching Service For Existing Shareholders to Sell Their Stock. In the event that an existing shareholder desires to liquidate all or a portion of their investment, the Company acts as a facilitator on a first come, first serve basis for the benefit of the selling shareholder. The Company will not actively promote the matching service nor will it receive compensation in any form for doing so. Neither the Company nor any affiliate of the Company will use the system, directly or indirectly, to offer to buy or sell securities, receive any compensation for creating, maintaining, or using the system, nor be involved in any purchase or sale negotiations regarding the advisability of buying or selling Company Securities, or receive, transfer, or hold funds or securities as an incident of operating the system. The procedures for using the matching service are as follows:

1. Upon request, the Secretary will provide any shareholder with a list of all existing shareholders and, in particular, those who are most likely to be interested in purchasing the shares.
2. Upon request, the Secretary will allow an existing shareholder to sell his or her stock to any new or existing shareholder before the Company sells its stock to that new or existing shareholder.
3. The Company accepts no fees for the transaction and acts only in agency capacity.
4. In event the Company determines that a given shareholder was merely attempting to invest funds for a short term investment, or is attempting to sell the stock with the intent of later repurchasing stock, the Company reserves the right not to assist that selling shareholder and to deny that investor the ability to purchase additional shares. (See "Plan of Distribution" section.)


                           PLAN OF DISTRIBUTION

The Company plans to distribute the stock itself through the office of the Secretary of the Company. The most likely investors are existing shareholders and investors who have purchased loans and debentures from CLS. No commission is being paid to any selling agents. (See "Selling Security Holders and Matching Service" section.)

No Outside Selling Agents. The individuals who are acting as selling agents are corporate Officers, who may be contacted during business hours at the Company offices.

Shareholder Ownership Restrictions. To preserve the Company's tax status as a REIT, Company policy restricts any shareholder from owning more than 9.8% of the Company's outstanding shares. The Secretary may void any transfer of shares that places the Company's REIT tax status in jeopardy. (See "Federal Income Tax Considerations" section.)

Investor Suitability Standard. The Company has established suitability standards that require each individual investor to have, (1) a minimum net worth of One Hundred Fifty Thousand Dollars ($150,000), or (2) a minimum annual income of Forty Five Thousand Dollars ($45,000) and minimum net worth of Forty Five Thousand Dollars ($45,000). Net worth shall be determined exclusive of home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards shall be met by the beneficiary, the fiduciary account, or by the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary. This suitability does not apply to individuals who are gifted shares, beneficiaries of an estate or trust, custodial account beneficiaries or 401K and other similar plan participants.

This suitability standard does not apply to Corporations, Limited Liability Companies, Limited Partnerships, 401K plan or Retirement Funds, Partnerships or any other legal entity organized or recognized by any state. By executing the Subscription Agreement, an investor represents to the Company that the Investor Suitability Standards are met at the time the investment is made, if applicable. The Company intends to make every reasonable effort to determine that the purchase of the shares is a suitable and appropriate investment for each shareholder, based on the information provided by the shareholder regarding the shareholder's financial situation and investment objectives. The Company is required to maintain such suitability records for at least six years. (See
"Market for Common Equity and Related Transactions" section.)

Long Term Investment - Funds May Not be Accepted. An investor should only acquire the common stock issued by the Company as a long-term investment. Investments or reinvestments of funds from an investor, who attempts to "park funds" in the Company shares for a short-term investment, will not be accepted. In addition, because of the various risks, the tax orientation and the relative lack of liquidity of securities of this type of investment as compared to other investments, each investor must be able to appraise himself or herself of and assume the risks inherent in the purchase of common stock. All investors, with the assistance of their investment advisor, must evaluate whether this investment is suitable based upon their own investment objectives, financial situation, and needs.

Funds from Stock Sales are invested in Real Property and Loans. The Company intends to invest funds from stock sales into income producing real property and into loans that are secured by real estate. The Company expects to purchase property and loans that meet its investment policies. The majority of the loans will be purchased initially from CLS. At present, CLS has the capacity to sell the Company up to Two Million Dollars ($2,000,000) per month in loans that meet the Company's Investment Objectives and Policies.

Board of Directors May Delay or Deny Acceptance of Investors Funds. In event that the Company is attracting significantly more investment proceeds from new investors or from paid off loans than the Company can invest into new loans, the Board of Directors may delay or deny acceptance of investor funds as frequently as necessary until the new investor proceeds can be absorbed into new loans. No investor funds will be escrowed or otherwise accepted for a future purchase.


                            LEGAL PROCEEDINGS

General. The Company is not presently involved, nor does it expect to be involved, in any legal proceedings, with investors or creditors. The Company expects to be involved in eviction and collection actions. On November 2, 2001, the reconstituted Board of Directors voted unanimously to terminate Mr. Melvin L. Johnson, Jr. Subsequently, Mr. Johnson filed an action naming the company, an officer, an independent Board Member and counsel to the company in
King County, Washington, Cause Number 01-2-31145-OSEA. The Company and Board of Directors are of the opinion that the lawsuit lacks merit. In addition, the Company will be involved in renting property and purchasing loans secured by real property, it will, by its very nature, always be involved in activities to enforce collection against tenants who fail to pay the rent and borrowers who fail to make payments when due. Counsel for the Company is of the opinion that collection actions against tenants who are in default and on delinquent loan accounts does not constitute pending or threatening litigation under Financial Accounting Standards Board Opinion Number 5 (FASB 5) and is properly categorized as routine litigation incidental to its business.

Usury and Federal Preemption of State Law. The Company loan portfolio may contain loans that exceed the usury limits for consumer loans made to Washington residents secured by real property located in Washington. The position of Counsel for the Company is that the Federal Depository
Institution of Deregulation and Monetary Control Act of 1980 preempts state usury laws for federally related mortgage loans. No Washington State Appellate Court or Federal Court located in Washington has ruled directly on the issue. However, there are an abundance of rulings from other states and other Federal Courts on this issue supporting counsel's position. Generally, federally related mortgage loans are first mortgage loans on a borrower's residence made by a qualified lender. The position of counsel is that CLS is a qualified lender. The position of counsel for the Company is that there will likely be no unasserted claims against the Company on this issue that are probable of assertion and if asserted would have at least a reasonable possibility of an unfavorable outcome.





                          THIS SPACE INTENTIONALLY LEFT BLANK





Home Ownership and Equity Protection Act. In 1994, Congress passed the Home Ownership and Equity Protection Act (HOEPA), which became effective on October 1, 1995. HOEPA defines certain loans, including some loans originated by CLS and subsequently purchased by the Company, as "high cost mortgages." Among other provisions, the legislation prohibits high cost mortgages from including certain terms such as prepayment penalties, balloon payments due in less than five years, increases in the rate of interest after default ("default interest"), negative amortization, holding back more than two months of payments from the loan amount to make monthly payments, and charging points on refinancing through the same lender. The bill also provides for increased civil liability for violations of HOEPA and enables the borrower to assert such claims against both the originator of the high cost loan (CLS) and any persons to which the loan is assigned (the Company). Since the loans purchased by the Company are not likely to contain those certain terms precluded by HOEPA, the impact is viewed as minimal. The Company will monitor the loans that are purchased for the purpose of compliance with the terms of this act.

Investment Company Act of 1940. The Board of Directors and the Company intend to conduct the operations of the Company so that the Company will not be subject to regulation under the Investment Company Act of 1940 (the "Investment Company Act") by virtue of the exception contained in Section 3(c)(5)(C) thereof. Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act nor will the Company redeem any shares from an existing shareholder as discussed elsewhere in this Prospectus.

Other Actions. The Company and its counsel are not aware of any proceeding that a governmental authority is contemplating against the Company.

However, the Company can expect that its financial records will be reviewed or audited by the Internal Revenue Service for correctness and compliance with the Internal Revenue Code regarding its REIT tax status. (See "Federal Income Tax Considerations" section). The Company also expects that its operations and Federal and/or State Security Regulators regarding its compliance with Security Regulations will review financial records.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

There are two (2) officers in the Company, namely a President and a Secretary. The President functions as the Chief Executive and the Secretary functions as the Chief Financial Officer. There are five (5) members of the Board of Directors, three (3) of which are considered outside independent members. Each Board Member must have at least three
(3) years experience with the management of real estate and or with financial institutions and investments. All current Board Members have more than three (3) years experience. Each director is elected for a 1 year term at the annual meeting by vote of the shareholders or until they are replaced. The shareholders by majority vote can replace a director at a special shareholder meeting. Current directors are expected to complete their term of office on December 31, 2002, or until they are duly replaced by vote at the annual meeting. Officers serve at the pleasure of the Board of Directors, and can be replaced at any time, by majority vote at regular or special meeting.




                      THIS SPACE INTENTIONALLY LEFT BLANK


Officers and Directors of the Company. The following persons are the Officers of the Company and are also members of the Board of Directors.

Name and Age of Director
 or Executive Officer    Position with the Company   Principal Occupation
Gerald C. Vanhook        Chairman, Chief Executive   President of CLS
Age: 53                  Officer and President       Financial Services, Inc.

Diane Blackburn          Secretary and Chief         Controller of CLS
Age: 47                  Financial Officer           Financial Services, Inc.,
                                                     and a Certified Public
                                                     Accountant

David Sheehan            Chairman of the Independent Retired
Age: 82                  Directors and an
                         Independent Director
Bill Morris              Independent Director        Investor
Age: 78

Randy A. Rowe            Independent Director        Private Business Owner
Age: 30


Background & Education information regarding Officers and Directors of the Company. The following section contains the name, title, employment history and education of all key officers and all directors of the Company.

Gerald C. Vanhook is the Chairman, Chief Executive Officer and President of the Company. He is also the President of CLS Financial Services, Inc. He is and has been President of CLS Financial Services, Inc. since its inception in 1990. Prior to that, Mr. Vanhook worked for CLS Mortgage, Inc., in Spokane from February 1984 until November 1989, in which he was responsible for acquiring and selling similar securities. He has been employed in several management positions with Consumer Financial Companies, Mortgage Banks, and Credit Unions since 1969.

Diane Blackburn is the Secretary and Chief Financial Officer of the company. Mrs. Blackburn is responsible for the day-to-day operations of the accounting department, including financial reporting, tax returns, investor reports, SEC filings and the supervisor of the accounting staff of CLS Financial
Services.
Her certification and professional memberships include the Institute of Management Accountants, the Washington Society of CPA's, the American Institute of CPA's and the American Collectors Association. She has over 15 years of experience managing corporate business functions, which include positions that range from Director of Operations to corporate Controller. Through the years, she has gained a broad scope of experiences in all facets of advanced accountancy and financial systems and staff management. She holds a Master of Accountancy Degree from the University of Oklahoma, a B.S. Accounting Degree from Kansas State University and was accredited a CPA in the
State of Washington in 1990.

David Sheehan is the Chairman of the Independent Directors and an Outside Director. He retired as a self-employed rancher after 40 years. He was the superintendent for NW Bldg Systems from 1972 to 1986. He has bought and sold real estate and mortgage backed securities for over 10 years and was a licensed real estate agent from 1973 to 1995. Mr. Sheehan has resided in the Seattle/Lynnwood area since 1943. He is married and has four adult children.

Bill Morris is an Outside Director. He was born in Ripley, Tennessee and has a B.A. degree in Business Administration from Murray State University in Murray, Kentucky. He has worked in the furniture business as a Northwest Sales Representative for 7 Western states. Mr. Morris owned a furniture store for 8 years, has over 50 years of real estate experience, mortgage investment and investment experience in commercial, residential and development areas. He has been a licensed Real Estate agent in Washington for 25 years and is a World War II veteran. Mr. Morris has been married for 59 years and has three children along with seven grandchildren and has been a resident of Washington State since 1958.

Randy A. Rowe is an Outside Director. He graduated in 1996 from the University of Washington and holds a B.A. in International Relations. He worked for Ikon Business Solutions from 1996 to 1997 and was their Account Sales Manager in charge of new business and account relations. Mr. Rowe worked in 1997 at Lucent Technologies and in 1999 with Intermedia Communications as a Regional Account Sales Manager responsible for several major business accounts in the Seattle area. During his time at Intermedia Communications he obtained a Cisco Systems Engineering Certification. Mr. Rowe has been a private business owner in Spokane, Washington since 2001.
Mr.
Rowe has been married for seven years. He and his wife Stephanie Rowe have a 6 month old and a 7 year old child. He has been an investor in RMX since its inception and an investor with CLS since 1997.

Director Responsibilities. The Company has incorporated the NASAA Statements of Policy regarding the management of REITs into its Bylaws.

Board Members are referred to as Trustees in the NASAA section regarding REITs. The Company and this Disclosure document interchangeably refer to the Trustees as Board Members. A Board Member must have at least three years of experience in financial markets. The Bylaws require that a majority of the Board consist of independent directors. A director is independent if he is not, directly or indirectly, employed by the Company or in any way affiliated with CLS, employed by, having a material business, professional relationship or ownership interest in, or serving as an officer or director or an affiliated business entity of CLS.

Independent Director Responsibilities. The independent directors are required to monitor the relationship of the Company with the management, to review and approve all forms of compensation paid to subcontractors, to review the Company's portfolio to insure that all income producing properties and loans comply with the Company's investment objectives and policies, to declare quarterly dividends, to provide Annual Reports to the shareholders and provide the management with direction regarding the day to day operations of the Company.

Board Approves All Fees Paid To Third Parties. The full Board reviews and approves all fees paid to third parties on a quarterly basis. A majority of the Independent Directors must approve all loans and fees paid to CLS or its affiliates. The full Board of Directors has established a committee, consisting of any two Independent Directors and the President, to review and approve all real estate and loan acquisitions that exceed $200,000 prior to the purchase of the loan. The Committee may approve, deny or refer the loan acquisition to the full Board. Since all loans will likely be purchased from CLS during the first years of operation, the Board has the option of approving or reversing any loan acquisition that is deemed not in compliance with the Company Investment Policy at the quarterly meeting. (See "Investment Objectives and Policies" and "Conflict of Interest" sections.)

Quarterly Reports. The Company will file Quarterly Financial Reports (the "10Q Report") which will be made available to the shareholders. The Quarterly
Financial Report includes the Unaudited Quarterly Financial Statements which includes the Income Statement for the Period and the Balance Sheet, other financial Reports other Management Reports and disclosures of all related party transactions. The Board of Directors has mandated that the quarterly dividend checks be distributed to the shareholders not later than 30 days after the close of each calendar quarter. The distributions may be made on a monthly basis.

Annual Reports. The Company will file the Annual Financial Report (the "10K Report") which will be available to the shareholders. Each year, the Board of
Directors will retain a CPA firm to audit the Company's Financial
Statements.
The Board retained the firm of Nelson Watson and Erickson in Seattle,
Washington to audit the Company records as of May 31, 1998.   The Board
retained the firm of Peterson Sullivan, PLLC in Seattle, Washington to audit the Company records as of June 30, 1999, March 31, 2000, and December 31, 2000. The shareholders ratified the appointment of Peterson Sullivan, PLLC to audit year-end records through December 31, 2001. After receiving the Audit and Management report, the Board will prepare its Annual Report, which will be mailed to the shareholders at least 30 days before the Annual Shareholder Meeting. It will contain a Special Report to the shareholders from the Board of Directors, the Audited Financial Statements and the Notice of the Annual Shareholder Meeting and the agenda. The reporting is intended to conform to the NASAA Statements of Policy regarding REIT disclosure guidelines and Generally Accepted Accounting Principles ("GAAP").

Board Members and Officer Compensation. The Board of Directors is expected to be compensated for attending regular quarterly or special meetings at an amount deemed appropriate by the Board of Directors. The Board of Directors are not prohibited from paying the Directors to attend meetings and reimburse out of pocket expenses, provided said payments are approved by the full Board of Directors. The President's annual compensation is based on the earnings and the performance of the company. After the offering is sold, the goal is to adhere to the 2% (of aggregate investments) general operating budget explained elsewhere in this prospectus. (See "Compensation of Officers"). The officers of CLS are indirectly compensated for their services as officers, directors, and shareholders in CLS Financial Services, Inc., and its affiliates. (See "Certain Relationships and Related Transactions" section.)

No Employees. There are no employees other than the President and the Secretary. However, the Company expects to hire additional staff and to share in the cost of employees with CLS and its affiliates until such time as the Company has sufficient revenue to justify full time staff.

Involvement in Certain Legal Proceedings. The Company, its officers and directors, its advisors and affiliates have not filed a Petition in Bankruptcy or Insolvency of any kind. No officer or director has been convicted in a criminal proceeding or is the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses). No officer or director is subject to any order, judgment or decree that would limit his/her involvement in any type of business, securities or banking activity. No Officer or Director has been found to have violated any federal or state securities or commodities law. The Securities Division of the Department of Financial Institutions in and for the State of Washington did issue a Consent Order SDO 99-10 in Case Number 99-02-045 revoking the effectiveness of a permit issued to CLS to sell debentures and suspending the Broker Dealer License of CLS and Gerald C. Vanhook's securities salesperson license and conditioning exemptions on March 1,1999. The Department reissued a Broker Dealer permit to CLS on October 1, 1999, along with the salesperson license to Mr. Vanhook; permit Q03792 for 1 year. The current Broker Dealer permit for CLS (new Number 10003974) expires on December
20, 2001, and is expected to be renewed. On August 6, 1999 and again on July 18, 2000, the Washington Securities Division renewed the registration by coordination and issued permits to sell these securities, permit C-59482, under its registration by coordination. The current permit (new file number 70010642) expires on August 18, 2002, and is expected to be renewed again.

On November 2, 2001, the reconstituted Board of Directors voted unanimously to terminate Mr. Melvin L. Johnson, Jr. who had been the corporate secretary. Mr. Johnson has filed a lawsuit naming Mr. Vanhook, the company, counsel and the Chairman of the independent directors in King County, Washington, Cause Number 01-2-31145. On November 29, 2001, all shareholders attending the meeting or by their proxy voted unanimously to elect the present Board of Directors, effective November 2, 2001. The Directors believe the lawsuit lacks merit.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

All Directors must be Shareholders or Officers in the Company. However, no Officer or Director can own more than 9.8% of the outstanding and issued stock of the Company. Furthermore, no individual shareholder can own more than 9.8% of the issued and outstanding stock of the Company without Board approval. Under the Internal Revenue Code, no five (5) persons can control more than fifty percent (50%) of the outstanding and issued stock. The

Company policy effectively prohibits any shareholder from owning more than 9.8% of the outstanding and issued stock. (See "Federal Income Tax Considerations," and "Certain Relationships and Related Transactions" sections.), unless the ownership will not adversely effect the Company REIT IRS reporting status. Board members are not precluded from purchasing stock in the Company.


                             DESCRIPTION OF SECURITIES


The securities of the issuer being offered are common equity stock in a Washington Corporation. All stock issued and outstanding will be issued for Five Dollars ($5.00), the arbitrary offering price determined by the Board of Directors, which is also the par or stated value of the stock. The Articles of Incorporation require all stock to be issued for $5.00 in cash consideration only. (See "Market for Common Equity and Related Transactions" section and its subsection "Dividend Reinvestment Plan.")

The dividends will be declared on a per share basis and paid quarterly
within thirty (30) days after the end of the quarter.   The Board may elect
to distribute the dividends monthly. (See "Market for Common Equity and Related Transactions" section and its subsections "Distributions of Dividends.")

The stock has all rights allowed at law, including equal voting rights, except that there is no cumulative voting. There are no preemptive rights. There are limitations applicable to the percent of ownership that any individual person may acquire. (See "Plan of Distribution" and "Federal Income Tax Considerations" sections.)

                       INTERESTS OF NAMED EXPERTS AND COUNSEL

The legality of the stock issued herein and certain securities and income tax matters have been passed on by Douglas M. O'Coyne, Attorney at Law, of the law firm of O'Coyne & Phillips, P.S., with offices at 9 South
Washington, Suite 612, in Spokane, Washington, 99201. Counsel is paid on an hourly fee basis.

The Financial Statements of the Company have been audited by the accounting firm of Peterson Sullivan, PLLC, with offices at 601 Union Street Suite 2300, Seattle, Washington, 98101. The auditors are paid on an hourly fee basis.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES
In general, the Directors are accountable to the shareholders as fiduciaries and are required to perform their duties in good faith and in a manner each Director believes to be in the best interest of the Company, with such care, including reasonable inquiry, as a prudent person in a like position would use under similar circumstances. Accordingly, the Directors must supervise the relationship of the Company with CLS in the performance of its duties under the Management Agreement, and must determine that the compensation paid directly and indirectly to CLS is reasonable in relation to the nature and quality of the services performed. (See "Certain Relationships and Related Transactions" section.)

The Company has chosen, under its Articles of Incorporation and Bylaws to indemnify its Directors, Officers, employees and other agents against certain liabilities incurred in connection with their service in such capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company is aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection these securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General. The Company officers are also officers with CLS and its affiliates.
The Company is also co-located with CLS and its affiliates. The Company does plan to share in the cost of equipment, rent and labor with CLS, on an as needed basis. The Company will likely contract for services with property managers and escrow companies rather than hire staff to perform the day-to-day operations. The Company will initially rely on CLS and its affiliates to provide sufficient staffing to perform administrative functions. The Company also retains the services of independent professionals for accounting, legal, consulting work and real estate management.

Compensation of Management. The President's annual compensation and the entire operating budget will be based on 2% of the average invested assets paid at prorata monthly after the maximum offering is sold. During the interim, the Board of Directors is responsible to adjust the budget according to the needs of the Company in their exclusive and collective business judgment. See Financial Statements.

Management Relationships. Property managers will be paid a fee from the collected rents on a contract by property basis. CLS Financial Services, Inc. may also be paid such a fee. Property managers are generally paid 4% to 8% of the collected rents, depending on the property. The Company expects to retain the services of several property management companies initially. On loans originated by the Company, CLS is paid a loan acquisition fee from the loan proceeds that the borrower is responsible to pay. (See "Summary of Loan Acquisition Process"). CLS is also paid a rate split and is paid a servicing fee to service the portfolio and collect on delinquent accounts. CLS Financial Services, Inc. is expected to manage some properties and any foreclosure process involving Company interests. (See "Summary of Collection Process.")

Loan Closing and Servicing Relationship. An independent Loan Closer is paid a closing fee by the borrower to close the loan and escrow the funds. CLS then services the loan over its term. The borrower pays the fee, which is customarily under $100 per year. In event a collection action would be necessary, as part of the escrow instructions, CLS initiates the collection action on the defaulted loans, in which case it receives the default interest and the late payments as its compensation for this service to the Company. The borrower pays the service fee, the late fee and the default interest. The Company is not charged any collection fees by CLS. (See "Summary of the Collection Process" below.)

Prohibited Lending Practices. The Company has a policy of prohibiting the originating or acquiring of any loans made to any of the Officers, Directors, Shareholders, or other key personnel of the Company for their individual purposes. This policy can only be changed by the Board of Directors. Any loan made to CLS or its affiliates will be reflected in the Audited Financial Statements as a related party transaction and also be reported on the 10Q and 10K.

Summary of the Property Management Process. The Company is expected to acquire and manage income producing real property. The Company intends to acquire multi family rentals and commercial property that will produce income from rents and appreciate in value over time. Each property is unique, however, the acquisition criteria is to review the historical and projected rental income of the property, the tenant turnover and vacancy rates and the maintenance requirement. The Company plans to retain CLS to manage the receivables and manage the income producing real property. For details of the investment strategy, see the section on "Investment Goals and Objectives."

Summary of the Loan Acquisition Process. The Company does not directly engage in the loan origination process. The Company has adopted the policy of purchasing loans from CLS or any other mortgage broker. At the closing of the loan purchase, the promissory note is indorsed over to the Company and the security agreement, the Deed of Trust, Real Estate Contract or the Mortgage is assigned to the Company. The assignments are then recorded in the county in the state where the real estate is located and the promissory note is stored in a fireproof area with the escrow company. The Company is free to purchase loans originated by other mortgage brokers, however it is not expected to do so based upon the present loan origination capacity of CLS. The Company is not expected to have the overhead expenses commonly associated with the loan origination process, e.g. advertising, maintaining office space, maintaining and training personnel, answering telephone inquiries, screening borrowers, reviewing the security, closing the loan, setting up the escrow, etc. The Company is reliant upon CLS and it's affiliated companies to perform the entire loan origination, closing and escrow function. CLS is paid a loan acquisition fee (sometime referred to as a loan origination fee or a discount fee) from the loan proceeds at closing. The Borrower is legally obligated to repay the principal, which includes the acquisition fee and other loan costs, over the term of the loan. In effect, the Company does not pay any loan acquisition fee.




                      THIS SPACE INTENTIONALLY LEFT BLANK


CLS is expected to continue to be a registered Mortgage Broker Dealer in the State of Washington and has been in business since 1991. CLS sells obligations secured by real estate to Washington loan purchasers, who are typically sophisticated individuals who seek a higher return on their investments than is available through established markets. CLS does limited advertising for investors. However, there is no well-established market for investors of the type of loans that the Company originates. The investors of fractionalized interests receive a General Offering Circular and Specific Offering Circular disclosing information about the loan. The Company claims an exemption from Federal securities laws under Section 3(a)(11) of the Act and Rule 147. CLS meets the requirements of a Federally Related Mortgage Lender under the Monetary Act of 1980. (See "Legal Proceedings" section). CLS brokers and originates several different types of loans to several different types of borrowers. In the case of loans that are ultimately sold to the Company, CLS will actually originate the loan to the Borrower(s) using its line(s) of credit.

An independent closer will close the loan, recording all legal documents as appropriate and disbursing the funds. CLS services the loan and accounts for all loan payments. The interest will then be sold to the Company. The Company may purchase the whole loan or just a part of the loan, which is referred to in the industry as a participation. In a participation, a portion of the loan would be sold to the Company and the balance to other private or institutional investors, under the same terms that the Company receives.

The Board of Directors approves loan acquisition fees on a case-by-case basis. The fee is actually paid by the borrower over the term of the loan. The Borrower and CLS or any other mortgage broker negotiates the loan acquisition fee. The average fee is generally 4% to 6% of the loan principal. The Company and CLS have implemented a review system to account for and approve the loan acquisition fees paid to CLS on a quarterly basis, as is required in the NASAA Statements of Policy regarding REITs.

The loan acquisition fee paid to CLS on some loans may exceed the 6% fee that is generally presumed reasonable by the NASAA Statements of Policy.
As specifically provided for under the NASAA Statements of Policy, the Board of Directors are required and will likely approve the acquisition fee paid to CLS as being commercially competitive, fair and reasonable under the circumstances. The factors used in forming the Board's determination are as follows: 1) The borrower is legally obligated to repay the fee, which is included in the loan principal, over the term of the loan; 2) CLS fronts all of the loan origination costs associated with the marketing effort; 3) CLS originates and actually funds the loans using its own line(s) of credit; 4) An affiliated company services the loan in event of a default.

Summary of the Collection Process. The majority of the loans in the Company portfolio are services by CLS. There is a separate escrow agreement for each loan, which is executed at loan closing. The borrower pays CLS an escrow set up fee at loan closing and an annual fee during the term of the loan. In the event a collection action becomes necessary, CLS initiates the collection action on the defaulted loan, in which case it receives the default interest and the late payments as its compensation for this service to the Company, when the payment is made. The majority of the loans are expected to be covered by the custom servicing agreement with CLS, subject to Board of Director approval.

In the event the default of 60 days from the payment due date, and provided no acceptable repayment arrangement is agreed upon, then CLS begins making the payment(s) due the Company, curing any arrearage, and begins the process to foreclose on the property according to state law pursuant to the custom servicing agreement. Essentially, CLS brings the loan current and pays all costs of Nonjudicial Deed of Trust or Judicial Foreclosures and Real Estate Contract Forfeitures, including attorney fees. In the event that a third party purchases the property at the foreclosure sale, then the outstanding principle on the loan, plus interest, is paid to the Company. The Company may be the bidder unless the Board of Directors elects to allow

CLS to be the bidder. In the event that CLS would be the successful bidder, then CLS will continue to make the payments due on the note to the Company. Upon a private sale by CLS, the loan will then be paid off and CLS will retain any excess funds from the sale.

The Company expects that 10 - 15% of the loans in the portfolio will be delinquent at any point in time. The Company expects that CLS will maintain the payments current on those loans covered by the custom servicing agreement. In event that CLS fails to make any payment on a loan covered by the custom servicing agreement, then CLS agrees to forfeit any payments made, any rate split payments and any interest in the foreclosed property. As a result and in that event, the Company expects that it will experience payment delays and some losses on foreclosed property sales.

Initial Budget. The President is expected to manage the Company for the benefit of the Shareholders. As such, the Board of Directors has approved a budget for administrative operations, which is 2% of the average invested assets. The majority of the staff will also be employees of CLS initially allocated on a prorata basis. In addition, the Company expects to pay independent property managers a fee based on the prevailing rates in the area. The Company will pay the necessary expenses required in a business. CLS will be paid loan acquisition fees at closing from the proceeds of loans funded by the Company. CLS retains the rate split and is paid an escrow fee. The late payment charges and default interest for collection action on the delinquent loans by the borrower.

(1)Payment of Overhead Expenses: The full Board of Directors has approved the initial budget and will approve all subcontract expenses paid to third parties and to CLS in each quarterly director meeting. The Company has budgeted annual expenses based on 2% of the total balance of all invested assets and paid on a monthly basis at the rate of 1/12 of 2% of the total basis in the property, the loans, contracts, and deposits outstanding at the end of each month. The Company will contract with property managers, which may also be CLS, who will be paid a fee of between 4% and 8% of the rents collected each month. Only the net rents are typically tendered to the landlord when an independent property management company is involved.

(2)Payment of Loan Acquisition Fees: The Board of Directors of the Company has approved loan acquisition fees that are paid from the loan proceeds to CLS that in some cases may exceed the standard loan acquisition fee deemed presumptively reasonable by the North American Securities Administrators Association (NASAA) for all REITs offering shares to the public in the United States and Canada. CLS charges the borrower the same fee, regardless of whether the loan is sold to the Company or other loan purchasers. The full Board of Directors will approve the loan acquisition fees paid to CLS in each quarterly director meeting.

(3)Payment of Loan Closing, Escrow and Late Fees: CLS funds loans on its own line(s) of credit, then packages and sells the loan to the Company shortly thereafter. An escrow set up fee and the borrowers will pay an annual fee over the term of the loan to CLS. In addition CLS retains all late fees and default interest that is actually paid by the borrowers whose accounts are delinquent. CLS does not charge the Company for collection activity or for the escrow fees. The borrower pays all fees due on the Escrow. In event that a delinquent loan is turned over to an attorney for collection, the Company is ultimately responsible for all costs associated with the collection action if the loan is not covered by the custom servicing agreement. The full Board of Directors approves all fees and collection costs at each quarterly director meeting.

(4)Fees and Costs Projected to be Received by CLS: CLS will receive expense reimbursement for prorated expenses, a rate split and loan acquisition fees for loans sold to the Company. The Company will pay the shared expenses each month based upon a formula agreed to by the Board of Directors as commercially reasonable. The rate split is paid by the borrower and is included in each payment. The loan closing, escrow fees, late fee and default interest are paid to an affiliated company of CLS, in consideration for maintaining the payment current on each loan so serviced. In the event that more that 20% of the portfolio is in a payment default status, there is no guarantee that CLS and its affiliates will continue to maintain the payments current. Other than forfeiting all rate splits, default interest and late fees on the defaulted loan, CLS and its affiliates are not contractually obligated to keep the payments current.

Conflicts of Interest. The Company has agreed to reimburse CLS on prorated expenses on a basis to cover the overhead costs of the Company. CLS also receives a loan acquisition fee on each loan that is sold to the Company. CLS charges the borrower the same fee, regardless of whether the loan is sold to the Company or other loan purchasers. CLS retains the rate split, which is determined at the discretion of CLS based on the risk of default. CLS receives a closing fee when the loan is closed, and escrow and collection fees as a result of servicing the loans. (See "Initial Budget" above). The loan acquisition fees are expected to be less than the amount deemed presumptively reasonable by the NASAA Statements of Policy. The acquisition fee will constitute the bulk of the compensation received by CLS, and is paid regardless of the future performance of the loan. Due to this fee structure, CLS has an incentive to encourage the acquisition of shorter-term loans and to generally advocate a more rapid turnover of the portfolio.

The Company expects CLS to acquire loans for the Company. CLS also sells loans, which it has originated, to clients other than the Company, and may hold loans for its own account. CLS also determines the amount of the rate split. Due to these relationships, CLS may not always place the most profitable or otherwise desirable loans with the Company. Additionally, CLS may recommend the percentage of the loan placed in its respective clients' portfolios. If the Company does not hold a majority percentage of the loan, it will be unable to control the actions taken by the investor group with respect to the loan.

In an attempt to mitigate the conflicts of interest, CLS and the Company have adopted the following criteria:

1. CLS will determine whether the loan is consistent with the Company's Investment Policy prior to advancing Company loan proceeds;

2. All loans are approved by the Board of Directors at each regularly scheduled quarterly meeting;

3. CLS has agreed that the Board of Directors may reverse any loan purchase if the Board determines that the loan does not meet the Company's Investment Policy set forth in the Bylaws or as made more restrictive by the Board;

4. All loans in which the Company's investment exceeds $200,000 are approved in advance by the Special Loan committee composed of any two Independent Directors and the President or by the full Board;

5. Where possible, CLS will place an entire loan with the Company or it will place a loan participation which constitutes a controlling interest in the loan.

                            DESCRIPTION OF THE BUSINESS
Form and Year of Organization. The Company was incorporated in the State of Washington on June 19, 1997. After selling a minimum of $350,000 on February 8, 2000, the Company actually began operations. The Company intends to pass through all net profits to its shareholders, without the Company paying any Federal Income Tax.

REIT Status. The Company intends to qualify and be taxed as a REIT in 2000 and thereafter. The REIT status is contingent upon a number of conditions. There is no assurance that the Company will meet these conditions. The Company will allow shareholders to purchase additional stock by "rolling over" or "reinvesting" dividends into stock. (See Section "Requirements for Qualification as a REIT" below.)

Business of the Company. The Company is being organized for the purpose of acquiring and managing income producing real properties and acquiring, managing and disposing of mortgage-collateralized loans. The objective is to earn current income and obtain long-term capital appreciation. The Company intends to purchase multi-family units and commercial rental property that will yield gross rents in the range of 14% to 18% with an average vacancy factor of less than 15%. The Company expects to be able to provide shareholders with a return on their investment of between 8% to 12%, and higher by leveraging. The Company also intends to purchase loans with an annual interest rate of 10% to 14%, with a term of 15 to 20 years and a balloon payment due in 5 to 7 years. The loans will be purchased from CLS. The borrowers will generally lack the credit rating necessary to qualify for the lowest market rate financing but are willing to pay above market rates. The profits will be distributed to the shareholders, without being taxed according to REIT tax rules. (See "Federal Income Tax Considerations" section). Stockholder capital and loan payoffs provide the capital base to purchase new loans. Interest income provides the liquidity to pay expenses and distribute dividends.




                       THIS SPACE INTENTIONALLY LEFT BLANK


Value of Real Estate Collateral. The primary basis for purchasing the property or the loan is the value of the real estate and to a lesser extent the credit worthiness of the tenants and the borrowers. The loans are described as "B" or "C" or sometimes as "hard money" loans in the industry. The Loan-to-Value ratio ("LTV") ranges from a maximum of 70% for residential property to less depending on the type and marketability of the property. (See "Investment Objectives and Policies" section.) CLS has profitably operated in this market since 1992 and expects to continue to do so. There is at present no shortage of borrowers who are willing to pay above "A" market interest rates for loans secured by real estate. However, due to the above market interest rates the borrowers are paying, they can be expected to pay off the loans early by either refinancing the loan at a lower rate of interest or by selling the property. In some cases, the loan proceeds will be necessary to start up a new business, that when successful, is able to seek financing from a bank at a lower interest rate.

Reliance on its Management. The Company will be heavily reliant on its management for the foreseeable future. The management of the Company is also the management of CLS, which has been in business since 1990. (See Certain Relationships and Related Transactions" section.) CLS is a full service mortgage company, with the ability to service each segment of the mortgage market. CLS and its affiliates also have several properties under management and development. CLS has the capacity to make FHA and the VA, conventional loans purchased by institutions and loans purchased by private sources, such as the Company. CLS has the capacity to meet the loan purchase requirements of the Company for the foreseeable future. The Company may contract with other brokers, as the Board of Directors deems necessary.

Competition. The primary competition in the Pacific Northwest for income producing properties ranges from very large corporations to individuals. There is no shortage of investors who will purchase income-producing property. In addition, loans of the type contemplated to be purchased are also available from a large number of Mortgage Companies and Investment Groups; several Finance Companies, e.g. Associates Financial Services, Beneficial Financial Services, ITT Financial Services etc., and individual investors who actively purchase interests in what is commonly referred to as Mortgage Paper Securities. The yield expectation of these lenders is similar to the yield expectations of the Company. The competition is financially strong, stable and well funded.

Ability to Compete. The Company believes it can effectively compete in the market because of its management team. (See "Certain Relationships and Related Transactions" section). As previously stated, the management has experience in this business over the past decade. CLS and its affiliates have engaged in property management, property development and in originating and acquiring Loans secured by Mortgages, Deeds of Trust and Real Estate Contracts ("Loans") which are held in its portfolio or are sold to Loan Purchasers. The Board of Directors believes that there are sufficient market opportunities to achieve the Company investment objectives.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                         AND ANTICIPATED RESULTS OF OPERATIONS

Overview. The business of the Company is to purchase income-producing properties that will yield a 14% to an 18% annual gross rent. The Company also expects to purchase loans secured by real estate that yield market interest rates of 10% to 14%. The loans are made based primarily on the value of the real estate securing the loan and to a lesser extent, the borrowers credit worthiness. The maximum Loan to Value Ratio ranges from 70% of the appraised value of residential property to 40% for undeveloped property, however, the maximum LTV may be increased on a case by case basis by the Board of Directors. (See "Description of the Business" and "Investment Objectives and Policies" sections.)

REIT Tax Status. In order to pass through income to its shareholders without being taxed at the Company level, it must comply with the REIT provisions of the Internal Revenue Code. (See "Federal Income Tax
Considerations" section.)




                      THIS SPACE INTENTIONALLY LEFT BLANK

Source of Funds to Purchase Real Property and Loans. Revenue from the sale of stock, principal payments and loan payoffs will provide the Company with the source of funds to invest in income producing property and to purchase new loans. The Company believes that real estate agencies operating in the market will be able to provide the Company with sufficient income producing property to meet the Company investment objectives. In addition, the Company expects that CLS will be able to provide the Company with sufficient loans that meet the Company's Investment Objectives and Policies, now and in the future. (See "Description of the Business" and "Certain Relationships and Related Transactions" section.)

Source of Funds to Pay Expenses and Dividends.   The rents and the interest
paid on the loans will provide the funds necessary to pay the expenses and make dividend distributions to the shareholders. The Company's expenses are expected to constitute approximately 20% of the revenues leaving the balance to be paid to the shareholders in quarterly dividend distributions, which may be distributed monthly. The Company manages its cash by not investing in property or loans toward the end of the quarter in order to provide the necessary funds to pay the cash dividends as authorized by the Board of Directors shortly after the end of each calendar quarter. The Company expects to continue this type of cash management procedure for the foreseeable future. (See "Description of the Business," "Distributions of Dividends" and "Investment Objectives and Policies" sections.)

Results from Operations in 2000. In the year 2000, the company had raised $645,396 in capital from the sales of stock. The funds were invested in interest earning assets. During the year 2000 the company had generated revenues primarily from interest income in the amount of $52,973 and had only $3,986 in General Administrative Expenses producing a net income of $48,987 that was distributed to the shareholders. The audited basic and diluted earnings per share after all adjustments was $.45 in the year 2000 representing a 9% annual yield to the shareholders. See Audited Financial Statements.

Results from Operation in 2001 YTD. In the year 2001 through September 30, 2001, the company had raised an additional $829,962 in capital from the sales of stock. As of September 30, 2001, the company had raised $1,507,884 from the sale of stock. The funds were invested in interest earning assets. During the year 2001 the company had generated revenues primarily from interest income in the amount of $76,514 and had only $1,711 in General and Administrative Expenses producing a net income of $74,803 that was distributed to the shareholders. The unaudited earnings per share was $.45 per share in the first nine months of 2001, representing a 9.0% annual yield to the shareholders. Based on the present portfilio, management projects that the earnings per share will be $.50 per share, representing a 10% annual yield to the shareholders in 2001. See Unaudited Financial Statements.

Sources of Property and Loans. Real estate agents, not affiliated with the Company or CLS, will supply the property. The loans will be supplied by CLS. The loans will be originated by CLS and purchased from its inventory shortly after the loan is made. The Company will purchase the entire loan or a participation interest in the loan. If the Company purchases a participation interest, CLS will sell the remaining interest to other investors. The Company may also purchase real estate secured loans on the secondary market in which the discounted yield is consistent with the Company's investment objective.

Security for Loans.   The Company expects to primarily purchase loans
secured by first liens in the form of Deeds of Trust, Mortgages, and Real

Estate Contracts on real property and Mobile Homes affixed to the land. Occasionally, where appropriate and when in its best interest, the Company may acquire some loans secured by a junior lien. The value of the security is determined by an appraisal conducted by a qualified person, or in some cases, based upon the tax valuation of the property. In either instance, the value of the property is an informed opinion, not a precise fact. As a result, the Company imposes loan to value (LTV) guidelines to provide for situations when the actual market value of the property proves to be less than the appraisal.






                        THIS SPACE INTENTIONALLY LEFT BLANK



Loan to Value (LTV) and Underwriting Guidelines.   The Board of Directors
approves all loans on a quarterly basis. (See "Director Responsibilities" and "Summary of the Loan Acquisition Process" sections). The Company's Board of Directors has established the following maximum loan-to-value
(LTV) guidelines for the loans it acquires which have been incorporated into the Company Bylaws at Article XIV:

     SECURITY                          MAX LTV
     Unimproved real property          40%
     Productive farm land              50%
     Substandard residential and
        Commercial property            60%
     Quality residential property      70%



The Company's general underwriting guidelines requires a showing that the borrower can service the debt from a stable or predictable source of income. In essence the guidelines for B and C grade loans, is forward looking, rather than historical, as the borrower typically has failed to make payments in a timely manner. The Company reviews the root causes to predict whether they will occur in the future, for example, one spouse was not working for 6 months and now has a job, one spouse or a child was sick, causing a reduced income and medical expenses etc. Each case is unique and must be viewed in its totality. The Company then prices the interest rate to the risk involved under the current market conditions. The underwriting process cannot always predict the future with certainty; for example, a borrower or spouse may lose their job a few months after the loan is made.

The Company expects to make loans to consumers who are selling their home and have found another home they wish to purchase, and require funding for the down payment. The underwriting guidelines for bridge loans under $100,000 is an LTV up to 90% of the value of the equity of the home listed for sale. For loans over $100,000, the LTV is up to 80% of the value of the home being sold. The borrower must have grade A or A PLUS credit, meaning no 30 days late on any mortgage payment in the last 24 months, and demonstrate adequate stable income to service the debt.

Investment Restrictions. The Company may not invest more than 10% of its assets in any one property or loan or in loans secured by unimproved real estate, under the rules pertaining to investments by a REIT. Purchases that exceed $200,000 of Company funds must be approved in advance (See "Director Responsibilities" section). For other restrictions, See the "Federal Income Tax Considerations" section.

Procedure for Enforcing Investment Policy. The Board of Directors meets on a quarterly basis. In event that a loan is purchased from CLS that does not conform to the Company investment policy, the Board of Directors has the option of reversing that loan, in which case CLS would be required to purchase the loan back from the Company. There is no provision for the Board to reverse any loan purchase after it has been approved at the quarterly meeting. (See "Conflicts of Interest" section.)

Plan for the Future.   The Company is committed to offer its stock for sale
to the public for the foreseeable future. The Company expects to fully invest all available funds through the purchase of mortgage paper securities in the short term. In the long term, the Company intends to purchase real estat

e in the I-90, I-405 and I-5 corridors. The real estate values in those areas have appreciated at the rate of 6% annually from 1984 to 2000. The annual appreciation of real property owned by the company is expected to provide the basis for the increase in the value of the investor's stock over the long term. The Company plans to leverage the financing of real property when necessary. In the future, the Company will analyze the consumer need for loans consistent with the Company's investment policies. At present and for the foreseeable future, the economy in the Pacific Northwest continues to expand. Real estate values are increasing and therefore, the value of real estate security remains strong. The Company forecasts a stable demand for services for the foreseeable future, evidenced by daily loan inquiries to CLS.

The Company expects that all of the proceeds from this offering will be immediately absorbed into property and loans that have been originated by CLS. In the unlikely event the amount received from investors as a result of this offering exceeds the ability of the Company to purchase loans from CLS, the Board of Directors has directed the Secretary to delay acceptance of new investor's funds as necessary, in order to limit the negative impact on the earnings of the Company.

Projections for Stock Sales in 2001 and 2002. The Company projects that investors will purchase, on average, Four Hundred Thousand Dollars ($400,000) monthly in the 1st half of the year 2002 and then continuing until the offering is sold out. The Company intends to initiate future offerings on a two-year cycle.

Capitalization. The Company has limited debt and is entirely capitalized through the sale of its stock on the basis of $5.00 per share.

                  DESCRIPTION OF COMPANY INVESTMENT OBJECTIVES

Investment Objectives and Policies. The Company's principal investment objective is to acquire a portfolio of income producing property and real estate collateralized loans that will enable the Company to make quarterly distributions of dividends to its shareholders. It is the Company's policy to primarily acquire property that will provide gross rents of between 14%
to 18% of the investment.   The aggregate turnover for multi family units
should not exceed 12 months and the vacancy factor should not exceed 15%. For commercial property, the gross rents will be between 14% and 16%, the turnover should not exceed 24 months and the vacancy factor should be no more than 15%. Commercial properties are typically rented under a triple net lease, wherein; the tenant is responsible for most of the maintenance and repairs, common expenses, taxes and insurance. With respect to Multi family properties, the Company will generally bear the burden of the maintenance costs. The properties are expected to appreciate at above market rates and thereby provide long-term asset appreciation. The loans will be to borrowers who are, for a variety of reasons, considered high or higher risk, and which are secured by real estate concentrated in the Pacific Northwest. The Company will generally acquire loans between $25,000 to $150,000 bearing interest rates between 10% to 14%. The loans will generally be amortized over 15 to 20 years with a balloon payment due in five (5) to seven (7) years. No assurance can be given that the aforementioned investment objectives and policies will not be changed in the future by the Board of Directors.

      MARKET FOR COMMON EQUITY AND RELATED TRANSACTIONS

No Public Market. There is no public market for the Company's stock. The stock has not and is not expected to be listed on any stock exchange. The Company intends to continue to register its stock for sale and does offer a matching service in order to facilitate shareholder liquidity.

Ownership Restrictions. No individual may own more than 9.8% of the shares issued by the Company without the written authorization from the Secretary and an opinion of Counsel in order to insure continued compliance with the requirements of IRC Section 856(h), which mandates that no five (5) shareholders may own 50% or more of the stock of a REIT. The Secretary may void any transaction that places the REIT tax status in jeopardy. (See "Federal Income Tax Considerations" section.)

Distributions of Dividends.   The Dividends are expected to be declared, on
a per share basis and distributed quarterly within thirty (30) days after the end of the quarter. All dividend calculations will be based on the stated value of $5.00 per share. A person who is a shareholder for less than the entire quarter will have the Dividend prorated according to the number of days the person was a shareholder during the quarter. The
Company intends to distribute at least 95% of the net income earned each quarter in order to maintain its REIT tax status. During the quarter ended September 30, 2000 earnings were reflected at $.32 per share as compared to $.45 per share in the same period ending 2001. For the 9 months ended September 30, 2000 earnings per share were $.32 per share as compared to September 30, 2001 at $.45 per share. The average dividends declared and paid since the inception of company have yielded an average 10% annualized return to the investors paid on a quarterly basis. (See "Federal Income Tax Considerations" section.)

Dividend Objective and Performance. The Company objective is to distribute dividends on a quarterly basis providing its shareholders with an 8% to 12% annual return on their investment.

Dividend Reinvestment Plan. The Company allows shareholders to receive cash dividends or elect to "roll over" or "reinvest" their quarterly dividends into new shares of stock and take advantage of compounding their investment. The issuing price for the shares is $5.00 per share. Fractional shares may be purchased. The date of purchase is the first day of the new quarter. Typically, cash dividends are paid between 20 and 30 days after the end of the quarter. Any change in the election must be made in writing prior to the end of each quarter. No amount of shares have been allocated to the plan. At the end of each quarter, the shareholder receives a statement indicating the amount of dividends that have been reinvested into new shares. The shareholder can change the election at any time prior to the end of the quarter. There is no policy that would prohibit a shareholder from changing the election on a quarterly basis.
The shareholder is taxed on reinvested dividends as if the dividend had been actually paid in cash in the year it was declared. (See "Federal Income Tax Considerations" section). The terms and conditions of the plan are set forth in Article VIII of the Company By-Laws, which have been filed as an exhibit to the offering.

                              EXECUTIVE COMPENSATION

The Company officers and overhead expenses are initially budgeted in an amount not to exceed 2% of the average annual invested assets after the maximum offering is sold. During the interim, the Board of Directors has the authority to pay reasonable salaries according to their collective business judgment.






                       THIS SPACE INTENTIONALLY LEFT BLANK

                            INDEPENDENT AUDITORS' REPORT
To the Board of Directors
RMX Reit, Inc.
Lynnwood, Washington

We have audited the accompanying balance sheets of RMX Reit, Inc., a Washington corporation as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RMX Reit, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.



Peterson, Sullivan PLLC
Seattle, Washington
February 19, 2001

                               RMX REIT, INC.

                              BALANCE SHEETS
                             December 31, 2000 and 1999

                                              2000                   1999

ASSETS
Cash                                         $  5,521                 $  -
Interest receivable                             3,530
Notes receivable from related party           543,300
Other notes receivable                         59,500
Deferred costs of raising capital              68,603                 $49,223
                                              --------                 -------
                                             $680,454                 $49,223

LIABILITIES AND STOCKHOLDERS' EQUITY

Dividends payable                            $   6,524                $   -
Due to CLS Financial Services, Inc.              2,374                 49,223
                                              --------                 -------
Total liabilities                                8,898                 49,223

Common Stock, $5 par value 2,400,000
 shares authorized, 135,584 and no
 shares issued issued and outstanding
 in 2000 and 1999, respectively                677,922
Retained earnings (deficit)                     (6,366)
                                               ---------               -------
                                               671,556
                                               ---------               -------
                                              $680,454                 $49,223
                                               =========               =======

                       See Notes to Financial Statements

                              RMX REIT, INC.

                       STATEMENTS OF OPERATIONS
              For the Years Ended December 31, 2000 and 1999

                                            2000              1999
Revenues - Interest income              $    52,973         $       -

General and Administrative expenses           3,986                 -
                                          ---------         ---------
Net Income                              $    48,987                 -
                                          =========         =========

                       See Notes to Financial Statements

                               RMX REIT, INC.

                     STATEMENTS OF STOCKHOLDER'S EQUITY
               For the Years Ended December 31, 2000 and 1999


                            Common Stock                     Total
                        --------------------        Retained     Stockholders'
                          Shares   Amount           Earnings        Equity
                          ------   ------           --------     -------------

Balance, December 31,
 1999 and 1998              -        -                 -              -

Issuance of common stock 129,079   645,396                         645,396

Net income                                            48,987        48,987

Dividends reinvested
 into common stock         6,505    32,526            (32,526)

Cash dividends paid
 and payable                                          (22,827)      (22,827)
                         --------  --------           --------      --------

Balance, December 31,
 2000                    135,584 $677,922             $ (6,366)     $671,556
                         ======= ========               =======     ========


                        See Notes to Financial Statements

                           RMX REIT, INC.

                         STATEMENTS OF CASH FLOWS
               For the Years Ended December 31, 2000 and 1999


                                                   2000             1999

Cash Flows from Operating Activities
Net income                                       $ 48,987       $       -
Adjustments to reconcile net income
to net cash flows from operations
Increase in interest receivable                    (3,530)
                                                  ---------       ---------

Net cash flows from operating activities            45,457

Cash Flows from Investing Activity
Issuance of notes receivable                      (602,800)

Cash Flows from Financing Activities
Issuance of common stock                           645,396
Change in amount due to
CLS Financial Services, Inc.                       (46,849)         49,223
Increase in deferred costs
of raising capital                                  19,380          49,223
Dividends paid to stockholders                     (16,303)
                                                  ---------       ---------

Net cash flows from financing activities          $562,864
                                                  ---------       ---------

Net increase in cash and
balance, end of year                              $  5,521        $       -
                                                  =========       =========









                        See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS


Note 1. Organization and Significant Accounting Policies

Organization

RMX REIT, Inc. ("RMX") is incorporated under the laws of the State of Washington. RMX plans to operate as a real estate investment trust ("REIT"). As of December 31, 2000, RMX has issued common stock and acquired notes receivable collateralized by real estate.

Cash

Cash consists of a money market savings account. No interest or income taxes were paid in 2000 or 1999.

Notes Receivable

Notes receivable are concentrated in the state of Washington. All notes are first mortgage loans secured by single family residential real estate. Based on the interest rates and terms of the notes receivable, fair value approximates the value recorded in these financial statements.

Allowand for Losses

Any allowances for losses on notes receivable will include amounts for estimated probably losses on receivables determined in accordance with the provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," as amended. Specific allowances will be established for delinquent receivables, as necessary. Additionally, the Company will establish allowances, based on prior delinquency and loss experience, for currently performing receivables and smaller delinquent receivables. Allowances for losses will be based on the net carrying values of the receivables, including accrued interest.

Deferred Costs of Raising Capital

As of December 31, 2000, RMX has paid $68,603 in costs associated with raising capital. These costs will be offset against funds raised from the release of the prospectus. Management believes all of these costs are costs associated with raising capital (preparation of prospectus and related printing costs.)

In 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 ("Reporting on the Costs of Start-Up Activities"). This statement requires costs associated with start-up activities and organization costs be expensed as incurred. It does not require costs of raising capital to be expensed. It became effective December 15, 1998.

Related Parties

RMX has common officers with CLS Financial Services, Inc. ("CLS"). A CLS officer is a stockholder of RMX. CLS and is active in the real estate industry.

CLS provides facilities and certain office support functions to RMX at a cost sharing allocation. In addition, as of December 31, 2000, CLS had advanced

RMX $2,374 and $43,223, respectively. The advances from CLS have no set repayment terms. At December 31, 2000, there are three notes receivable due from CLS for a total of $543,300. These notes bear interest at rates from 10%
to 12%. Interest income for the CLS notes during 2000 totaled $20,604 and is included with interest income in these financial statements.

PSIG has a note payable to RMX for $590,000 which was repaid by December 31, 2000. PSIG paid $27,458 in interest to RMX during 2000 on this note.

Loan Interest

Generally, interest on loans is recognized when earned using the interest method. Interest on loans is not recognized when loans become ninety days delinquent. Thereafter, no interest is taken into income unless received in cash or until such time as the borrower demonstrates the ability to resume payments. Interest previously accrued but not collected is charged against income at the time the loan becomes ninety days delinquent.

Income Taxes

Operating at a REIT, RMX is allowed to pass earnings through to shareholders without the earnings being taxed at the REIT level. Income taxes are not assessed at the REIT level provided it complies with various provisions in the
Internal Revenue Code.

Earnings Per Share

Basic earnings per share is computed by dividing net earnings by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares. There were no dilutive securities outstanding in 2000, so basic and diluted earnings per share are the same. Basic and diluted earnings per share were $0.45 for 2000. The weighted average shares outstanding were 110,018.

Dividends

It is the policy of RMX to distribute its earnings in cash and stock reinvestment dividends to the stockholders.

RMX offers a dividend reinvestment program, which gives stockholders the option of receiving dividends in cash or using dividends to purchase additional shares of stock at par value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.
Accordingly, actual results could differ from those estimates.

Note 2.  Notes Receivable

Principal payments to be received for the years ending December 31 are as follows:

           2001                         $ 215,000
           2003                           213,500
           2005                           174,300
                                        ---------

                                        $ 602,800
                                        =========

                               RMX REIT, INC.
                               Balance Sheet
                     September 30, 2001 and December 31, 2000

                                 UNAUDITED



                                              September 30        December 31
                                                  2001                2000
ASSETS

Cash                                           $   2,942           $   5,521
Accrued interest receivable                        5,325               3,530
Notes receivable related parties                 931,979             543,300
Other notes receivable                                 0              59,500
Real Estate Owned                              1,100,000                   0
Deferred costs of raising Capital                 66,892              68,603
                                               ---------            --------
    Total Assets                              $2,107,138           $ 680,454
                                              ==========            ========


LIABILITIES AND STOCKHOLDERS' EQUITY

Due to ClS                                     $       0           $   2,374
Dividends payable                                 19,411               6,524
Note payable                                     585,049                   0
                                                --------            --------
                                                 604,460               8,898

STOCKHOLDERS' EQUITY
Common Stock, $5 par value 2,400,000 shares
authorized, 301,577 and 135,584  shares issued
and outstanding in 2001 and 2000, respectively  1,507,884            677,922
Retained earnings                                  (5,206)            (6,366)
                                                ----------           --------
   Total Stockholders' Equity                   1,502,678            671,556
                                                ----------           --------
   Total Liabilities & Stockholders' Equity    $2,107,138           $680,454
                                                ==========           ========

               See Management Comments to Unaudited Financial Statements

                              RMX REIT, INC.
                         STATEMENT OF OPERATIONS


                                UNAUDITED



                        Nine Months Ended 9/30        Quarter Ended 9/30
                        2001              2000        2001          2000


Interest income         $68,435          $37,171      $28,408      $11,638
Rental Income             8,079                0        8,079            0
                         ------           ------       ------       ------
                         76,514           37,171       36,487       11,638

Operating Expenses
Amortization              1,711                0          231            0
Accounting                    0            4,010            0          860
Other                         0              (23)           0         (100)
                         ------           ------       ------       ------
                          1,711            3,987          231          760
                         ------           ------       ------       ------
Net Income              $74,803          $33,184      $36,256      $10,878
                         ======           ======       ======       ======


Basic Earnings Per Share   $.45            $.32          $.14         $.08
                           ====            ====          ====         ====

              See Management Comments to Unauditd Financial Statements

                               RMX REIT, INC.
                        STATEMENT OF CASH FLOWS
               Nine Months Ended September 30, 2001 and 2000

                                 UNAUDITED


                                                    2001          2000


CASH FLOW FROM OPERATING ACTIVITIES
   Net income                                    $ 74,803        $33,184
   Adjustments to reconcile net income to net
   cash flow from operations
     Amortization                                    1,711             -
     Other Current Liabilities                           -             -
     Change in accrued interest receivable          (1,795)       (1,046)
                                                   -------        ------
   Net cash flows from operating activities       $ 74,719       $32,128
Cash Flows from Investing Activities
   Change in notes receivable, related parties    (388,679)      (543,300)
   Change in other notes receivable                 59,500              -
   Purchase of real estate                      (1,100,000)
                                                   -------        -------
 Cash Flows Used in Investing Activities        (1,429,179)      (543,300)

Cash Flows from Financing Activities
   Issuance of common stock                        795,525         641,853
   Borrowings on note payable                      585,049               -
   Payments on amounts due to CLS                   (2,374)        (46,849)
   Costs of raising capital                              -         (19,380)
   Dividends paid to stockholders                  (26,319)         (9,471)
                                                 ---------         --------
   Cash Flows Provided by Financing Activities   1,351,881         566,153
                                                 ---------         --------
Net increase in cash                                (2,579)         54,991

Cash, beginning of period                            5,521               0
                                                 ---------         --------

Cash, end of period                              $   2,942         $54,991
                                                 =========         ========

               See Management Comments to Unaudited Financial Statements

                                 RMX REIT, INC.

                   Management Comments to Financial Statements
                    For the Quarter ending September 30, 2001


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB and filed. The operating results for interim periods are unaudited and are not necessarily an indication of the results to be expected for the full fiscal year. In the opinion of management, the financial statments reflect all adjustments (consisting only of normal recurring adjustments) which are necessary for a fair presentation of operation results.

NOTE 2 - EARNINGS PER SHARE

Basic earnins per share is computed by dividing net earnings by the weighted average number of common shares outstanding in the period. Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially diluted common shares. There were no diluted shares outstanding in quarters ended September 30, 2001 and 2000, so basic and diluted earnings per share are the same.

Note 3 - DIVIDENDS

Dividends declared were $.13 per share for the three months ended on September
30, 2001 and $.45 per share for the nine months ended on September 30, 2001. The total dividends declared were $32,079 for the three months ending on September 30, 2001 of which $12,667 were reinvested. The total dividends declared were $73,643 for the nine months ended on September 30, 2001, of which $34,437 was reinvested. Dividends declared September 30, 2001 were paid
October 31, 2001.





















                         THIS SPACE INTENTIONALLY LEFT BLANK

                         FEDERAL INCOME TAX CONSIDERATIONS

The following is a general opinion prepared by Counsel to the Company, of the material federal income tax principles applicable to the Company and its shareholders. The opinion is based on the Internal Revenue Code, Judicial Decisions, Treasury regulations, rulings, and other administrative interpretations, all of which are subject to change. Investors should be aware that the Code has been revised substantially by recent legislation, much of which remains uninterpreted. No assurance can be given that future legislation or administrative changes or court decisions will not be retroactive. The Company has not requested a ruling from the Internal Revenue Service (the "Service") with respect to any of the matters discussed below. The federal income tax provisions governing REITs are highly complicated. An attempt has been made in this section to discuss in detail all of the possible tax considerations applicable to the Company and its shareholders.
ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN (IF APPLICABLE) TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF THE COMPANY.

Federal Income Taxation of the Company. The Company intends to conduct its operations in a manner that will permit it to qualify as a REIT for federal income tax purposes. The Company has not requested, and does not intend to request, a ruling from the Service that it will qualify as a REIT. The Company will file a no business conducted federal income tax form in 1997, and begin filing as a REIT in succeeding years, claiming its initial election as a REIT in 2000. The REIT qualification represents the view of the Company based on Counsel's review and analysis of existing law, which includes very little controlling precedent. The statutory requirements for the ownership of its shares, the nature of its assets, the sources of its income and the amount of its distributions to shareholders all must be met. While the Board of Directors and its Advisor, CLS, intend to cause the Company to operate in such a manner that will enable it to comply with those requirements, there can be no certainty that such intention will be realized. Moreover, relevant law may change so as to make compliance with one or more of the REIT requirements difficult or impracticable. Failure to meet any of the REIT requirements with respect to a particular taxable year could result in termination of the Company's election to be a REIT, effective for the year of such failure and succeeding years.

Counsel to the Company has based his opinion and legal conclusions set forth or referred to herein upon various documents and upon representations by its Officers and its Advisor, CLS, that; (i) the Company will operate in compliance with the Articles of Incorporation and the Bylaws; (ii) the Company will conduct its operations as described in this Offering Circular and
Disclosure Document; (iii) the Company will not modify its operations so that it becomes either (a) a financial institution referred to in Section 582(c)(2)
of the Code or (b) an insurance company to which subchapter L of the Code applies; (iv) the Company will revoke and not subsequently elect to be treated as an S corporation, a Real Estate Mortgage Investment Conduit, a Regulated Investment Company, or any entity other than a REIT for federal income tax purposes; (v) the Company will invest in Loans conforming to the Investment Policies set forth in the Company Bylaws to the extent that acceptable loans are made available by CLS; (vi) the Company will not invest in any assets other than the Income Producing Real Property and Loans that are acquired by the Company to the extent that the Company fails to satisfy (a) the nature of assets test described in "Requirements for Qualification as a REIT" below or
(b) the sources of income test described in "Requirements for Qualification as a REIT" below; (vii)the Company will use a calendar year for federal income tax purposes and will comply with the dividend payment and record keeping requirements of Sections 857(a)(1) and (2) of the Code and the Treasury regulations promulgated pursuant thereto; (viii)the Company will properly elect to be treated as a REIT and will satisfy all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; and (ix) the Company will have at least 100 shareholders for at least 335 days to each full taxable year, or proportionate part of any shorter taxable year, after its first taxable year.
In addition, Counsel has assumed that (i) during the construction phase of any construction loan, the highest principal amount of the loan at no point will exceed the fair market value of the land (or, in the case of a loan secured by a leasehold interest, the fair market value of such interest) plus the reasonably estimated cost (as of the time when the loan is made) of the improvements or developments (other than personal property) that are to be constructed from the proceeds of the loan and that are to secure the loan and
(ii) during the permanent phase of each loan, the fair market value of the real property securing the Loan at no point will be less than such principal amount.

As long as the Company qualifies as a REIT for federal income tax purposes, it generally will not be subject to federal income tax on any income or gain that is distributed to shareholders pursuant to current Company policy and procedures. However, any undistributed income or gain will be taxed to the Company at the regular corporate rates. In addition, the Company may be subject to (i) a 100% tax on certain income from any "prohibited transaction" (i.e., sales or other dispositions of property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (ii) a 100% tax on the greater of the amount, if any by which it fails the 95% income test or the 75% income test described below, (iii) a tax at the highest corporate rate on any net income relating to "dealer" activities with respect to foreclosure property, (iv) a potential excise tax on a portion of any undistributed income, and (v) a minimum tax on any items of tax preference.

If the Company fails to qualify as a REIT for any taxable year, it will be subject to federal income tax (including any applicable minimum tax) at regular corporate rates and will not receive a deduction for dividends paid to shareholders. As a result, the amount of after tax earnings available for distribution to shareholders would decrease substantially. In addition, the Company will not be eligible to elect REIT status for the four (4) subsequent taxable years, unless its failure to qualify was due to reasonable cause and not to willful neglect, and certain other requirements were satisfied. In order to renew its REIT qualification at the end of the required four year period, the Company will be required to distribute all of its current and accumulated earnings and profits before the end of the period. Any such distributions will be taxable as ordinary income to shareholders. In addition, the Company will be subject to taxation on any unrealized gain in its assets. If the Company were to lose its REIT status, it could liquidate over a period and in the manner that the Board of Directors deems to be in the best interest of the shareholders, and such liquidation likely would be completed before the Company would be eligible to reelect REIT status.

Requirements for Qualification as a REIT. In order to qualify as a REIT, the Company must make an election to be taxed as a REIT and satisfy a variety of complex tests relating to its Share ownership, assets, income, and distributions. Those tests are summarized below:

1. Share Ownership. The Company must have at least 100 shareholders for at least 335 days of each full taxable year (or proportionate part of any shorter taxable year) after its first taxable year. In addition, no more than 50% (in Value) of the Shares may be owned, directly or indirectly, by five (5) or fewer individuals (or certain tax exempt entities) at any time during the second half of each taxable year of the Company after its first taxable year. The Company's first taxable year will begin when it acquires significant assets and begins doing business. To assure continued compliance with the 50% diversity of ownership requirement, the Company's Bylaws prohibit any individual investor from acquiring, directly or indirectly, more than 9.8% of the outstanding Shares unless the corporate secretary so approves after making a written finding that no more than five
(5) or fewer individuals own more than 50% (ownership test) of the issued and outstanding stock. In addition, a written Opinion of Counsel must be on file before the Secretary can issue the stock. Treasury regulations require the Company to maintain records of the actual ownership of its Shares. In accordance with those regulations, the Company has the right to demand from shareholders of record a written statement, annually or more often, which discloses information concerning the actual ownership of the Shares. Any record shareholder who does not provide the Company with such information is required to include certain specified information relating thereto in his income tax return.











                          THIS SPACE INTENTIONALLY LEFT BLANK




2. Nature of Assets. At the close of each calendar quarter, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, or "real estate assets" (i.e., interests in real property, interest in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, shares of other qualified REITs, and, in the case of certain capital contributions to the Company, temporary investments in stock or debt instruments during the one year period following the Company's receipt of such capital). The remainder of the Company's assets may be invested in virtually any type of asset except securities of any one nongovernmental issuer in which such securities represent more than 5% of the value of the Company's total assets or more than 10% of the outstanding voting securities of such issuer. Leasehold in real property constitutes an interest in real property for purposes of the asset test. These loans generally will qualify largely or entirely as real estate assets under the 75% requirement. (See "Treatment of Loans Containing Participation Features" and "3. Sources on Income" below). In addition, to the extent that the Company's funds are not invested in the Loans, the Advisor, CLS, will attempt to make investments that are consistent with the 75% asset requirement. However, no such investments have been identified, and no assurance can be given that the Company's funds will be placed in such investments. If a REIT holds stock in a wholly owned subsidiary meeting certain requirements, the assets of the subsidiary are attributed directly to the parent REIT. The Company currently does not plan to form such a wholly owned subsidiary, although it may decide to do so in the future. If the Company invests as a partner in a partnership, it will be deemed to own its proportionate share of each of the partnership's assets for purposes of the asset requirements.

If the Company inadvertently fails to satisfy the asset requirements at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the standards imposed by the asset requirements either did not exist immediately after the acquisition of any particular asset or was not wholly or partially caused by such an acquisition (i.e., if the discrepancy arose from changes in the market values of its assets). If the condition described in clause (ii) of the preceding sentence was not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within thirty (30) days after the close of the calendar quarter in which it arose.

3.   Sources of Income.  To qualify as a REIT in any taxable year, the
Company must satisfy three distinct tests with respect to the sources of
its income: the "75% income test," the "95% income test,"   The 75% income
test requires that the Company derive at least 75% of its gross income (excluding gross income from prohibited transactions) from certain real estate related sources, e.g. (i) interest on obligations secured by mortgages on real property or interests in real property, (ii) certain types of rent from real property, (iii) income or gain from real property acquired through foreclosure or similar proceedings, (iv) gains from the sale or other disposition of certain real property or interests in real property that are not "dealer property" (i.e., property that is stock in trade, inventory, or held primarily for sale to customers in the ordinary course of business), (v) commitment fees with respect to mortgage loans, (vi) income from stock or debt instruments that were acquired as a temporary investment of new capital, if such income is received or accrued during the first year after the Company receives the new capital ("qualified temporary investment income"), (vii) dividends or other distributions on shares of other qualified REITs, (viii) abatements and refunds of taxes on real property, and (ix) gain from the sale or other disposition of a real estate asset that is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code.
In order to satisfy the 95% income test, at least an additional 20% of the Company's gross income for the taxable year must consist of either income that qualifies under the 75% income test or certain types of passive income, e.g.
(i) dividends from companies other than REITs; (ii) interest on obligations that are not secured by interests in real property; (iii) gains from the sale or other disposition of stock, securities, or real property, if such assets are not dealer property; and (iv) payments from certain swap or interest rate agreements entered into by the REIT to hedge against variable rate indebtedness incurred to acquire or carry real estate assets ("Hedging Instruments").

For purposes of the foregoing income tests, if the Company invests as a partner in a partnership it will take into account its proportionate share of the partnership's income items, which will retain the same character (e.g. rent, gain from "dealer property," etc.) they have at the partnership level. If the Company fails to meet either the 75% income test or the 95% income test, or both, in a taxable year, it nonetheless might continue to qualify as a REIT if its items of gross income were properly disclosed to the Service. However, in such a case, the Company would be required to pay a tax equal to 100% of any excess non-qualifying income.

If any loan made by the Company were not treated, in whole or in part, as a real estate asset by reason of the structure of the security for such loan, the interest income there from would be considered nonqualifying income for purposes of the 75% income test. However, in the Opinion of Counsel to the Company, the loans will be treated as real estate assets to the extent that the loan amount (i.e. the highest principal amount outstanding during the relevant taxable year) does not exceed the value of the associated real property (or the sum of the land value and the reasonable estimated cost, as of the time when the loan is made, of the related improvements during the period in which the loan is a construction loan). (See "Treatment of Loans Containing Participation Features" below). In the case of any loan, made by the Company, secured by both real property and other property: if the loan amount exceeds the value of the real property, an apportionment of the interest income will have to be made, which may result in some nonqualifying income for purposes of the 75% test.

4. Loans Containing Participation Features. The Company may participate in loans with other individuals or companies. The loans are considered as being one of debtor and creditor for federal income tax purposes to the extent of the principal and current interest due on the loans. The Company may share in any appreciation in the value of the property securing the loans that will satisfy the REIT asset and income requirements regardless of whether such feature is treated as a separate equity interest in the properties securing the loans. Consequently, the Participation Loans will be qualifying assets, and the income attributable to the Participation features of such loans will constitute qualifying incomes for purposes of the REIT asset and income requirements. However, as described above, Opinions of Counsel and Management are not binding on the Service and represent only Counsel's best judgment with respect to the legal questions presented. The Company may make any other loans with participation features only if such features would not (i) cause the Company to be treated as a partner of, or joint venturer, with the relevant borrower or (ii) endanger the Company's ability to maintain its status as a REIT. However, there can be no complete assurance that the Service will not assert successfully a position adverse to the Company with respect to any of the loans. If the Service were to maintain successfully that any loan represented an equity interest in whole or in part, the Company might fail to qualify as a REIT. (See "Requirements for Qualification as a REIT" above.).

It is contemplated that any interest from a Loan Participation feature that is based on the gross revenues from a property securing a loan (a "Current Participation") would qualify as "interest" for purposes of the 75% and 95% tests because of a special rule which allows such treatment if the interest is based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that a Loan Participation feature based on the residual cash proceeds from sale of the property securing a loan (a "Terminal Participation") constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such a participation feature will be treated as gain from the sale of the secured property and, if held for less than four
(4) years. In the opinion of the Company's Counsel, its current participation in the loans will constitute interest for purposes of the 75% and 95% income tests, and the terminal participation in the loans will constitute shared appreciation provisions or otherwise will give rise to qualifying gain or income for purposes of the 75% income test.

                      THIS SPACE INTENTIONALLY LEFT BLANK


5. Required Distributions. For each taxable year the Company generally must distribute to the shareholders an amount equal to at least 95% of the sum of its "REIT taxable income" (determined without regard to the deduction for dividends paid and by excluding any net capital gain) and any after tax net income from foreclosure property. "REIT taxable income" is generally computed in the same manner as taxable income of ordinary corporations, with several adjustments, e.g. a deduction is allowed for dividends paid, but not for dividends received. A general allowance for bad debts is not tax deductible, but is a generally accepted deduction for computing net income for financial purposes. As a result, the Company may in fact have to distribute dividends in excess of book net income in order to preserve its REIT pass through tax status. The foregoing distribution requirement is based on the Company's taxable income (with various adjustments) rather than its available cash. Therefore, while the Company expects to meet that requirement, its ability to make the required distributions may be impaired if it has insufficient cash flow or otherwise has excessive noncash income or nondeductible expenditures. Furthermore, the distribution requirement may be determined not to have been met in a given year be reason of the Service later successfully challenging the deductibility of a Company expenditure or the Company's computation of the amount of original issue discount on a loan. However, in such event, it generally will be possible to cure the failure to meet the distribution requirement with a "deficiency dividend," as discussed below.

In general, a distribution must be made during the taxable year to which it relates. However, any dividend that is declared by the Company in the fourth calendar quarter of the year and payable to shareholders of record as of a specified date in one of such months will be deemed to have been paid by the Company and received by shareholders on the record date, if it actually is paid before February 1, of the following calendar year. Furthermore, if the Company declares a dividend before the due date for filing its Federal Income Tax Return for the taxable year and actually pays the dividend before the first regular dividend made during the year following that taxable year, it may elect, under certain circumstances, to treat the first dividend as relating to the earlier taxable year. Shareholders would recognize the income from such dividend in the year of distribution, regardless of the Company's election. If the Company fails to satisfy the distribution test for a taxable year as a result of an adjustment in certain of its items of income, gain, or deduction by a court or the Service, the Company generally will be permitted to remedy such a failure by paying (i) a deficiency dividend to shareholders and (ii) interest and a penalty to the Treasury.

The Company intends to meet all of the foregoing qualification tests and requirements. However, if it fails to meet one or more of them and such failure is not mitigated, its election to be a REIT will terminate, effective for the year of such failure and all succeeding years. Furthermore, while the Company has no intention of doing so, it may revoke its election voluntarily. In the event of any such termination or revocation, a new election may not be made by the Company for any taxable year prior to the fifth taxable year following the year of termination or revocation.

Taxation of the Shareholders. Company distributions (dividends) declared in any year (including (i) distributions that are reinvested automatically pursuant to the Dividend Reinvestment Plan and (ii) distributions received in such year that are taken into account in computing the Company's dividends paid deduction for a prior year) will be taxable as ordinary dividend income to the shareholders in the year they are declared, e.g. fourth quarter dividends declared but actually paid in January are taxable to the shareholder in the year declared, except to the extent they are designated by the Company as capital gain dividends or to the extent they exceed the current or accumulated earnings and profits of the Company. Distributions designated as capital gain dividends will be taxable to the shareholders as long-term capital gain in an aggregate amount not to exceed the Company's actual net capital gain for the year. Distributions (other than capital gain dividends) that exceed current or accumulated earnings and profits of the Company will constitute a nontaxable return of capital to the shareholders and will reduce the tax basis of each shareholder in his shares. Any such distribution in excess of the shareholder's tax basis in his shares will be taxable to the shareholder as a capital gain from the sale of the shares (unless the shares constitute "dealer property" of the shareholder, in which case such amount will constitute ordinary income).



                       THIS SPACE INTENTIONALLY LEFT BLANK



Corporate shareholders should note that if the Company acquires and subsequently disposes of any equity interest in real property, they might be required to treat up to 20% of certain capital gain dividends as ordinary income. Furthermore, none of the distributions from the Company received by corporate shareholders, whether characterized as ordinary income or capital gain, will qualify for the dividends received deduction generally available to corporations.
Although the shareholders generally will recognize the Company's income, rather than by the Company, any net loss incurred by the Company in a particular taxable year is not deductible by the shareholders on their personal income tax returns. Instead, such loss would be carried over by the Company for potential offset against its future income (subject to certain limitations). Furthermore, if a shareholder had any losses from one or more passive activities in a particular year (such as losses from certain types of limited partnerships in which the shareholder is a limited partner), the taxable portion of the distributions received by the shareholder from the Company in that year may not be offset against such losses because the income and gain from his investment in the Company will constitute portfolio income (or perhaps active income if the Shares are "dealer property" of the shareholder) for purposes of the passive activity loss rules. It should be noted that if a shareholder receives capital gain dividends with respect to Shares and subsequently recognizes a loss on the sale or exchange of such Shares prior to holding them for more than six (6) months (determined with reference to certain specified holding-period rules), such loss will be treated as long term capital loss up to the amount of the previously received capital gain dividends.

The alternative minimum tax is designed to impose additional federal income tax on persons whose regular taxable income is substantially lower than their economic income because of their use of incentive (and certain other favorable) tax provisions. The Code authorizes regulations that apportion income and expense adjustments affecting the computation of the alternative minimum tax between REITs and their shareholders. The Company does not expect to generate a significant amount of such adjustments. However, the Company may be required to withhold and remit to the Treasury 28% of the dividends paid to any shareholder who (i) fails to furnish the Company with a correct taxpayer identification number, (ii) has under reported dividend or interest income to the service, or (iii) fails to certify to the Company that he is not subject to backup withholding. An individual's taxpayer identification number is his social security number.

Taxation of Shareholders on Disposition of Shares. In general, any gain or loss realized upon a taxable disposition of Shares of the Company by a shareholder who is not a dealer in securities will be treated as a long term capital gain or loss if the Shares have been held for more than twelve (12) months and otherwise as short-term capital gain or loss. However, any loss realized upon a taxable disposition of Shares held for six (6) months or less will be treated as a long- term capital loss to the extent of any capital gain dividends received with respect to such Shares. All or a portion of any loss realized upon a taxable disposition of Shares of the Company may be disallowed if other Shares of the Company are purchased (under a dividend reinvestment plan or otherwise) within thirty (30) days before or after the disposition.

Capital Gains and Losses. A capital asset generally must be held for more than one (1) year in order for the gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. Long-term capital gains are taxed at rates below ordinary income. Upon disposition of stock in the Company after the holding period, any net gain will be considered a long term capital gain, subject to preferable tax treatment in most cases. Short-term capital gains are taxed at the same rate as ordinary income. In order to take advantage of the capital gains tax, each individual investor must take into account the tax law in effect at the time of the disposition of the stock in this Company.  Capital losses not offset by capital gains may be deducted against an individual's ordinary income subject to some restrictions that may or may not apply. Unused capital losses may be carried forward. As a general rule, all net capital gains of a corporate taxpayer are subject to tax at ordinary corporate rates. Due to the political nature of the capital gains tax, there can be no assurance that Congress will or will
not change the tax law effective at any time.   Due to complications
involving
the computation of the capital gains tax, each investor must consult with their own tax advisior.



     EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH REFERENCE TO HIS OR HER OWN TAX SITUATION, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS AND ANY POSSIBLE CHANGES IN THE TAX LAWS AFTER THE DATE HEREOF.

                                  GLOSSARY

    The following glossary includes definitions of certain banking, insurance and financial terms not otherwise defined in this Prospectus.

    Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person: (1) Any bank as defined in section 3(a)(2) of the Securities Act of 1933 ("Act"), or any savings and loan association or other institution as defined in section 3(a)(5)(A) whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)48) of that act; any small business investment company licensed by the

U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; any director, executive officer, or general partner of the issuer of the securities being offered or sold, and any other accredited investor under Reg. D Sec. 230.501.

    Affiliate shall mean a person who "controls," is "controlled by," or "is under common control with" another person, as these terms are defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

    Asset/liability management is the means by which financial institutions such as banks, savings and loan associations and insurance companies control exposure to interest rate risk and provide stable net interest income growth. In an environment of rising interest rates, this is achieved by shortening the average maturity of a financial institution's investment portfolio in order to achieve a more asset sensitive position, thereby allowing quicker asset repricing. Conversely, in a declining interest rate environment the philosophy is to lengthen the average maturity of the investment portfolio and thereby make the institution more sensitive to the interest rates paid on deposits and other of its liabilities.

    Capital adequacy refers generally to a financial institution's position with respect to prescribed regulatory capital requirements. These requirements are imposed, with respect to bank holding companies and banks, by the Board of Governors of the Federal Reserve System ("Federal Reserve Board"), the office of the Comptroller of the Currency ("OCC"), the Federal Deposit insurance Corporation ("FDIC") and state regulatory authorities; with respect to savings and loan associations, by the Federal Reserve Board, the FDIC, the Office of Thrift Supervision ("OTS") and state regulatory authorities; and with respect to insurance companies, by state regulatory authorities acting in conjunction with the National Association of Insurance Commissioners ("NAIC").

    CLS is the abbreviated name for CLS Financial Services, Inc., a Washington corporation.

    Code shall refer to the Internal Revenue Code of 1986, as amended.

    Commercial loans are loans made by financial institutions to businesses for various purposes, and include revolving lines of credit, equipment financing loans and letters of credit. Commercial loans generally mature within one year, have adjustable interest rates and are secured by inventory, accounts receivable, equipment or real property.

    Commercial paper is a short-term (less than one year to maturity) negotiable promissory note issued in bearer form at a discount from its face value. It is one of the so-called "money market" instruments, along with treasury bills, negotiable certificates of deposit and bankers' acceptances. The principal issuers of commercial paper are financial institutions, industrial and commercial enterprises, and municipalities.

    The consent of a person shall mean the agreement of such person to do the act or thing for which the approval or consent is solicited, or the act of granting such approval, as the consent may require.

    Consumer loans are made by financial institutions to enable their individual customers to purchase automobiles, boats and other large consumer items. Such loans generally are evidenced by promissory notes and are secured by liens and security interests in the consumer items purchased with the loan proceeds. Consumer loans generally have maturities of five years or less and fixed interest rates.

    A deed of trust is an instrument used in many states by which the legal title to real property is placed in one or more trustees to secure the payment of a sum of money or the performance of some other obligation. A deed of trust is akin to, and serves the same purpose as, a mortgage.

    The Federal Deposit Insurance Corporation or FDIC operates as a bureau within the Department of the Treasury and insures deposits in depository institutions such as banks and savings and loan associations. The FDIC also acts as the receiver of certain failed institutions.

    Fiscal Year shall mean the fiscal year of the Company, being the twelve-month period ending December 31st of each year.

    Foreclosure is the term applied to any of the various methods, statutory or otherwise, of enforcing payment of a debt or other obligation secured by a mortgage or deed of trust of real property, or a lien or security interest in personal property, by causing such property to be sold and the proceeds applied to the debt.

    Interest expense, as used in the context of a financial institution, is the interest paid on deposits and borrowing by such institution. Interest income is interest earned by a financial institution on its loan and investment portfolios. Net interest income or interest income is the difference between interest income and interest expense.

    Lease financing obligations are the obligations of a lessee of equipment or other property to pay lease rental and other sums to the lessor of such equipment or property. Lease financing obligations are primarily incurred in capital lease financing transactions which afford the parties to such transactions certain tax benefits.

    A lien is a charge or security or encumbrance upon real or personal property. One whose debt or claim is secured by a lien on a particular property is known as a lien creditor.

    Liquidity measures a financial institution's ability to respond to requirements for funds. Liquidity sources include both assets and liabilities. Internal sources of liquidity are generally represented by the investment portfolio, federal funds sold and current maturities of certain categories of loans. External sources include market rate consumer deposits generated by the institution's customer base, time deposits, federal funds purchased and other short-term borrowing.

    Loan loss allowances represent a financial institution's recognition of the risks of extending credit and its evaluation of the quality of its loan portfolio. The allowance, which is accounted for as a reserve on the institution's balance sheet, is generally maintained at a level considered adequate to provide for anticipated loan losses based on management's assessment of various factors affecting the loan portfolio. This assessment takes into consideration a review of problem loans, business conditions and loss experience, and an overall evaluation of the quality of the underlying collateral, holding and disposal costs, and the cost of funds to the institution.

A mortgage is an interest in real estate created by a conveyance intended to secure the payment of money or the performance of some other obligation by the grantor of the mortgage, and which becomes void if the payment is made or the other obligation is performed at the time prescribed.

    Net interest margin or net interest spread is the difference between gross interest earned by a financial institution less gross interest paid during the reported period, as adjusted for loan loss allowances. Gross interest earned and gross interest paid is typically determined by reference, respectively, to the weighted average portfolio balances of the interest-earning assets and interest-bearing liabilities of the institution during such period.

    Nonperforming assets of a financial institution, in general, are those of its assets that present reasonable doubts as to the collectibility of interest. For financial and regulatory reporting purposes, these assets consist of nonaccrual and restructures loans, other real estate owned and other assets of questionable financial integrity.

    Operating Expenses shall mean all necessary and reasonable costs and expenses incurred in connection with the operation of the Corporation other than organization and offering costs.

    Organization and Offering Costs shall mean all costs and expenses incurred in preparing the registration statement of which this Prospectus is a part, offering and marketing the Units, and organizing the Corporation, including legal and accounting fees, printing expenses, filing a recording fees, and sales commissions and expenses.

    Other real estate owned or "OREO" or "REO" is property acquired by a financial institution in foreclosure proceedings or by acceptance of deeds in lieu of foreclosure. A loan is treated as an "in substance foreclosure" when the financial institution has concluded that the prospect of payment by a borrower is remote and that its only means of collecting on the loan is foreclosure on the collateral.

    A person is any individual, partnership, corporation, unincorporated organization or association, trust or other entity.

    The profits of the Corporation and the losses of the Corporation shall mean the profits and the losses of the Corporation for federal income tax purposes, including, without limitation, each item of Corporation income, gain, loss, deduction or credit, tax-exempt income and nondeductible expenses of the Corporation.

    The Prospectus means this prospectus dated December 11, 1997, which is included as part one of the Corporation's registration statement on Form SB-2 under the Securities Act of 1933, as amended.

    Real Estate Investment Trust ("REIT") is a corporation, trust or association (other than a real estate syndication) which is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both, as further defined and regulated under Section 856 of the Internal Revenue Code and the laws of the state of incorporation, namely Washington, the Administrative Code ("WAC") promulgated by the Securities Division of the Department of Financial Institutions.

    Repricing refers to the practice of a financial institution of periodically changing the mix of its investment portfolio by selling investments or buying investments that more closely match the institution's interest income requirements and its assessment of economic conditions and future changes in interest rates.

    Resolution Trust Corporation or RTC was established by Congress under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") to act as the receiver of failed federally insured commercial banks and savings and loan associations, among other things, and to liquidate the assets of such institutions. The RTC operates as a bureau within the Department of the Treasury.

     Risk-based capital ratios are regulatory formulae applied to most financial institutions that serve as an early warning tool to identify weakly capitalized institutions for purposes of initiating further regulatory action. These formulae vary among the various sectors of the financial industry--for example, the risk-based capital requirements for banks and savings and loan associations are not necessarily the same as those for insurance companies--but are designed generally to establish capital requirements for various categories of risk.

    A security interest is generally defined as an obligation, pledge, deposit, mortgage, deed of trust or lien given by a debtor in order to ensure the payment or performance of his debt or obligation, which furnished the creditor with a resource (usually real or personal property) which can be resorted to in case the debtor fails in his obligation.

    Statutory accounting practices are those accounting practices prescribed or permitted by an insurance company's domiciliary state insurance regulator for purposes of financial reporting to regulators.

    Statutory admitted assets are assets that are included in measuring an insurance company's statutory surplus for statutory accounting purposes. Other assets, consisting principally of overdue amounts, certain amounts due from insurance agents, prepaid expenses and furniture and equipment are non-admitted for statutory accounting purposes.
    Statutory reserves are amounts established pursuant to state insurance regulations that an insurance company must have available to provide for future obligations with respect to all policies. Reserves are liabilities on the balance sheets of financial statements prepared in conformity with statutory accounting practices.

    Statutory surplus is the excess of statutory admitted assets over statutory liabilities as shown on an insurer's statutory financial statements.

    The Uniform Commercial Code or UCC is a compendium of laws that have been adopted with only slight variation in all 50 states of the United States which focus on commercial transactions, including the creation and perfection of liens and security interests in some types of real property and in personal property, and the effect and negotiability of commercial paper, notes and other financial instruments and obligations.

    Unimproved Real Property means the property of a REIT which has the following three characteristics: (1) an equity interest in property which was not acquired for the purpose of producing rental or other operating income,
(2) has no development or construction in process on such land, and (3) no development or construction on such land is planned in good faith to commence on such land within one year.

                     THIS SPACE INTENTIONALLY LEFT BLANK


























No person has been authorized to give any information or to make any representations other than those contained in this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell securities in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                          AVAILABLE INFORMATION

The Company will provide without charge to any person who receives a Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (not including Exhibits to the information that is incorporated by reference unless the Exhibits are themselves specifically incorporated by reference). In order to receive such information, please contact the following department:

                              RMX REIT, INC.
                       ATTN: SHAREHOLDER RELATIONS
                       4720 200TH STREET S.W., 200
                        LYNNWOOD, WASHINGTON 98046
                              (425) 744-0356

All questions and requests for information by potential investors should be directed to the address and telephone number noted above. Investment in a small business involves a high degree of risk, and investors should not invest any funds in this offering unless they can afford to lose their investment in its entirety.

Each shareholder is provided with a quarterly management report that includes a financial summary for the past quarter, the status of the loan portfolio and the dividend approved by the Board of Directors for the Quarter. The Company also provides the shareholders with an annual report that contains the audited financial statements and the notice of the annual shareholders meeting. The Company has and does intend to comply with the North American Securities Administrators Association (referred to as "NASAA" herein) guidelines adopted for the management and operation of real estate investment trusts (referred to as "REIT" herein). In addition, the Company must comply with the applicable provisions of the Internal Revenue Code in order to maintain its favorable tax pass through status.

INVESTORS SHOULD CAREFULLY REVIEW THIS PROSPECTUS, PARTICULARLY WITH REGARD TO THE RISKS (SEE "RISK FACTORS") AND CONFLICTS OF INTEREST, (SEE "CONFLICTS OF INTEREST") BEFORE MAKING A DECISION TO INVEST. IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.

                                  PART II

      This section contains information, list of Exhibits, undertakings and signatures required to be set forth in Part II of Form SB-2nd.










                                 Table of Contents

Indemnification of Directors and Officers.......................53

Other Expenses of Issuance and Distribution.....................53

Recent Sales of Unregistered Securities.........................53

Exhibits Index..................................................47

Undertakings ...................................................98

Signatures......................................................99

                                 EXHIBITS
EXHIBITS TABLE ITEM                                                  Page
1.   Underwriting agreement...........................................N/A
2.   Plan of Acquisition, reorg., arrngmnt, liquid, or succession.....N/A
3.   Certificate of Incorporation....................................On File
     Articles of Incorporation w/amendments,........................On File
     Bylaws w/amendments, Resolutions,................................65
            Meetings..................................................78
4.   Stock Certificates, Subscription & Investment Letter...........83,85,87
5.   Opinion re: Legality of Stock..................................On File
6.   No Exhibit Required..............................................N/A
7.   Opinion re: Liquidation Preference...............................N/A
8.   Opinion re: Tax matters........................................On File
     Opinion re: Usury..............................................On File
9.   Voting Trust agreement...........................................N/A
10.  Material contracts-Management Agreement........................Deleted
11.  Statement re:  Computation of per sharing earnings...............N/A
12.  No exhibit required..............................................N/A
13.  Annual or quarterly reports, Form 10-Q.........................On File
14.  No Exhibit Required..............................................N/A
15.  Letter on unaudited interim financial information................N/A
16.  Letter on change in certifying accountant........................N/A
17.  Letter on director resignation...................................N/A
18.  Letter on change in accounting principles........................N/A
19.  Reports furnished to security holders............................N/A
20.  Other documents or statements to security holders................N/A
21.  Subsidiaries of the registrant...................................N/A

22.  Published report regarding matters submitted to a vote...........N/A
23.  Consent of experts and counsel...................................99
24.  Power of attorney................................................N/A
25.  Statement of eligibility of trustee..............................N/A
26.  Invitations for competitive bids.................................N/A
99.  Additional exhibits - . .........................................N/A

Indemnification of Directors and Officers. The Company has the authority to indemnify its Directors and Officers pursuant to the Statutory provisions set forth in the Revised Code of Washington Chapter 23B.08 et al.

The Company has not limited the Statutory authorization for Permissive or Mandatory Indemnification in its Articles of Incorporation. Generally, the Corporation would be expected to indemnify any individual made a party to a proceeding, simply because the individual is or was a Director, against liability incurred in the proceeding if that individual acted in good faith and that the individual reasonably believed that his/her conduct was in the best interest of the Corporation, or at least not opposed to its best interests. The Company expects that it would be required to indemnify an Officer, Director, Shareholder or Agent for actions set forth in the Chapter 23B.08.500-590 of the Revised Code of Washington as presently in force or as hereinafter modified.

Other Expenses of Issuance and Distribution. The Company has projected that the expenses of Issuance and Distribution will be as follows:

      Legal & Accounting Fees..............$35,000
      Copy & Mailing Costs...................2,500
      Registration Fees......................5,000

      Total................................$42,500

See "Use of Proceeds" section.

Recent Sales of Unregistered Securities. The Company has not sold any securities previous to this offering.

                              STATE OF WASHINGTON


                               SECRETARY OF STATE


                           CERTIFICATE OF INCORPORATION


                                       to


                                 RMX REIT, INC.


UBI Number:  601 799 020                               Date:  June 19, 1997

                          ARTICLES OF INCORPORATION

                                   OF
                           RMX REIT, INC.

                             ARTICLE I

     The name of the corporation is RMX REIT, INC.

                             ARTICLE II

     The term of existence of this corporation shall be perpetual.

                             ARTICLE III

    This corporation is organized for any lawful purposes more specifically described as follows:

     (1) The general purpose of this corporation is to purchase and manage interest in real property, whose principal income shall be derived form and relating to those interest in real property.

       (2) The corporation may conduct and perform any and all other activities reasonably connected with, or similar to, or incidental to, carrying out the above purpose.

       (3) This corporation shall have the power:

           (a)To have perpetual succession by its corporate name.

           (b) To sue and be sued, complain and defend, in its corporate name.

           (c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.
           (d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.
           (e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

           (f) To lend money and use its credit to assist its stockholders.

           (g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or foreign corporation, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

           (h) To make contracts and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises and income.

           (i) To make guarantees respecting the contracts, securities, or obligations of any person (including, but not limited to, any shareholder, any affiliated or unaffiliated individual, domestic or foreign corporation, partnership, association, joint venture or trust) if such guarantee may reasonably be expected to benefit, directly or indirectly, the guarantor corporation. As to the enforceability of the guarantee, the decision of the board of directors that the guarantee may be reasonably expected to benefit, directly or indirectly, the guarantor corporation shall be binding in respect to the tissue of benefit to the guarantor corporation.

           (j) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned or invested.

           (k) To conduct its business, carry on its operations, and have offices and exercise the powers granted by these articles of statutes of the State of Washington, within or without the State of Washington.
           (l) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

           (m) To make and alter bylaws, not inconsistent with these articles of incorporation or the laws of the State of Washington, for the administration and regulation of the affairs of the corporation.

           (n) To make donations for the public welfare or for charitable, scientific or educational purposes; and in times of war to make donations in aid of war activities.
           (o) To transact any lawful business which the board of directors finds will be of a benefit to the corporation.

           (p) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

           (q) To be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other enterprise.

           (r) To cease its corporate activities and surrender its corporate activities and surrender its corporate franchise.
           (s) To exercise all powers necessary or convenient to effect its purposes.

     PROVIDED, HOWEVER, that nothing herein contained shall be deemed to authorize or permit the corporation to carry on any business, to exercise any power or do any act which a corporation formed under the Washington Business Corporation Act of the State of Washington, or any amendment thereto or substitute therefore, may not at any time lawfully carry on or do.

                              ARTICLE IV

     The address of the registered officer of the corporation is 220 West Mercer Street 400, Seattle, Washington 98119, and the name of the registered agent at such address is Richard A. Ekman.

                               ARTICLE V

     The total authorized number of shares of the common stock in the corporation is TWO MILLION FOUR HUNDRED THOUSAND (2,400,000) SHARES and shall be initially issued at an offering price not less than five dollars ($5.00) per share. In event the initial offering is ceased, those remaining authorized but unissued shares shall be available to existing shareholders at the offering price of five dollars ($5.00) per share. Subsequent shares may be issued by Board of Director's resolution after amendment of these Articles of Incorporation to existing shareholders as follows:

     (1) The shares may be issued for such consideration as shall be authorized by the Board of Directors establishing a price (in money or other consideration) or a minimum price or a general formula or method by which the price will be determined.

     (2) Upon authorization by the Board of Directors, the corporation may issue its own shares in exchange for or in conversion of its outstanding shares, or distribute its own shares, pro rata to its shareholders to effectuate stock dividends or splits, and any such transaction shall not require consideration.

     (3) Shares may be issued at a price determined by the Board of Directors, or the Board may set a minimum price or establish a formula or method by which the price may be determined.
     (4) Consideration for shares may consist of cash, promissory notes, services performed, contracts for services to be performed, or any other tangible or intangible property. If shares are issued for other than cash, the Board of Directors shall determine the value of the consideration.
     (5) Shares issued when the corporation receives the consideration determined by the board are validly issued, fully paid, and nonassessable.

     (6) A good faith judgment of the Board of Directors as to the value of the consideration received for shares is conclusive.

     (7) The corporation may place shares issued for a contract for future services or a promissory note in escrow, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed or the note is paid. If the services are not performed or the note is not paid, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.

     (8) The reasonable charges and expenses of organization or reorganization of this corporation, and the reasonable expenses of any compensation for the sale of its shares, and be paid or allowed by such corporation out of the consideration received by it in payment for its shares without thereby rendering such shares assessable. The reasonable expenses are determined in accordance with paragraph (6) above.

                                 ARTICLE VI
     (1) The holders of the common stock of the corporation do not have any preemptive right to purchase shares of the corporation that may be authorized but not issued.

     (2) The Board of Directors may reasonably restrict the sale or subsequent transfer of the stock of this corporation in order to protect the favorable tax status of the corporation, to the extent necessary to do so.

     (3)In the event that any stockholder(s) disagrees, and has a legal basis for the disagreement, the controversy shall be submitted to arbitration pursuant to Article XII below.

                               ARTICLE VII

     All corporate powers shall be exercised by and under authority of, and the business and affairs of this corporation shall be managed under the direction of, the Board of Directors according to the laws of the State of Washington and as contained in these Articles of Incorporation.

     (1) The directors of the corporation shall be five (5) in number.

     (2) The first directors shall serve until the first meeting of shareholders and until their successors are elected and qualified. There shall be five (5) members of the Board of Directors unless a bylaw is adopted changing the number of board members. The number of directors necessary to constitute a quorum shall be three (3) board members or a simple majority of the members of the board, whichever is more. The board of directors may fill any vacancy by the affirmative vote of the majority of the remaining directors for the unexpired term of the director whose position was vacated. Any director may be removed and replaced by a special meeting of the shareholders for any reason.
     (3) The initial bylaws of the corporation shall be adopted by the first directors by simply majority vote. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to repeal or change by action of the shareholders, shall be vested exclusively in the board of directors. The bylaws may contain any provisions for the regulation and management of the affairs of the corporation, including the terms of the board of director, not inconsistent with the law or these articles of incorporation.

     (4) The board of directors shall have the authority to carry out the purposes of the corporation as stated in Article III above, subject only to the restrictions of the laws of the State of Washington or the laws of the United States.

     (5) The board of directors shall be elected by every shareholder entitled to vote, in person or by proxy. The term of office shall be one year and all directors shall be elected at the annual meeting of the shareholders. Each share, entitled to be voted, shall be entitled to one vote per share on all business matters, including the election or removal of Board Members. There is no cumulative voting in this corporation.

     (6) Three (3) directors, or a simple majority of the members of the board, whichever is greater, constitutes a quorum sufficient to accomplish the business of the corporation. Any director attending the meeting shall be deemed to have waived notice of the meeting, because that person had actual notice of the meeting. A five day notice of the meeting shall be given, if necessary, in such a manner reasonably calculated to effectuate actual notice.
The meeting may be held at such place within or without the State of Washington as may be stated in or fixed in accordance with the Bylaws. If no place is so stated in the notice, the meeting shall be held at the principal place of business of the corporation.

     (7) The directors may participate in a meeting of the directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

     (8) Special meetings of the directors may be called by the board of directors or by any individual director. A simple majority of those directors present shall constitute the act of the Board of Directors.

     (9) Any action required by the directors to be taken at a meeting of the directors of this corporation, or any action which may be taken at a meeting of the directors, may be taken without a meeting if a consent is writing, setting forth the action so taken, is signed by a two thirds majority of the directors entitled to vote with respect to the subject matter thereof. The consent shall have the same force and effect as a majority vote of directors.
     (10) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation.
     (11) Any director individual, or any firm in which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that eh fact that any or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

     (12) Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     (13) The Board of Directors shall be empowered to take appropriate action to maintain the REIT tax status (IRC Section 856 et. seq.) of the corporation.

     (14) The Board of Directors may appoint an executive committee of at least three (3) Board members who shall be empowered to conduct all corporate business except the following:

     (a) Amend these Articles of Incorporation:
     (b) Making recommendations to the shareholders without full Board of Directors concurrence;
     (c) Approving any act contrary to the general purpose of the corporation.
                                 ARTICLE VIII

     There shall be only one type of Common Stock, that being TWO MILLION FOUR HUNDRED THOUSAND (2,400,000) shares of common stock unless these Articles of Incorporation be duly amended. The Board of Directors shall have the authority to issue any other type of stock allowed by law, provided these Articles of Incorporation shall be first duly amended.
                                 ARTICLE IX

     (1) There shall be at least one annual stockholders meeting, notice of which shall be given according to the laws of the State of Washington. The percentage of shares entitled to vote shall be at least thirty three percent (33%) in order to constitute a quorum sufficient to accomplish the business of the corporation. Any shareholder attending the meeting shall be deemed to have waived notice of the meeting, because that person had actual notice of the meeting. Notice of the meeting shall be given according to the laws of the State of Washington. The meeting may be held at such place within or without the State of Washington as may be stated in or fixed in accordance with the bylaws. If no place is so stated in the notice, the meeting shall be held at the principal place of business of the corporation.

     (2) The shareholders may participate in a meeting of the shareholders by means of a conference telephone or similar communications equipment by means of which all persons participating the meeting can hear each other at the same time, and participation by such means shall constitute presence in person a meeting.

     (3) Special meetings of the shareholders may be called by the board of directors or the holders of not less than one-tenth (1/10th) of all the shares entitled to vote at the meeting.
     (4) Any action required by the shareholders to be taken at a meeting of the shareholders of this corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof. The consent shall have the same force and effect as a unanimous vote of shareholders.
                                ARTICLE X

     The Board of Directors, upon ratification of a majority of the shareholders of record, shall have the right to amend, alter, change or repeal any provision constrained in these Articles of Incorporation.

                                ARTICLE XI
     The directors shall be deemed to be in a fiduciary relationship to the shareholders. The directors shall be indemnified and held harmless by the company for losses arising from the operations of the Company if all of the following conditions are met;

     (1) The director has determined, in good faith, that the course of conduct which caused the loss of liability was in the best interest of the company, and

     (2) Such liability or loss was not the result of negligence or misconduct by the director, and

     (3) Such indemnification or agreement to hold harmless is recoverable only out of the assets of the company and not from the shareholders. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including reasonable attorney fees, arising from or out of any violation of state or federal securities laws associated with the offer and sale of company shares. Indemnification shall be allowed for settlements and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either;

     (a) Approve the settlement and find the indemnification of the settlement and related costs should be made, or

     (b) Approve indemnification of litigation costs if a successful defense is made.
     (4) Every application for registration must contain an undertaking that the director seeking indemnification will appraise the court of the position of the Administrator of the Securities Division of the Department of Financial Institutions for the State of Washington.

                                     ARTICLE XII
     Any controversy or claim arising out of or relating to these Articles of Incorporation or the By-Laws of this corporation, including but not limited to the interpretation of any term herein contained, any voting deadlock regarding the Board of Directors or the Stockholders, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the judgment upon the award rendered by the Arbitrator(s) shall be binding and may be entered in any court having jurisdiction thereof. Jurisdiction for all internal corporate disputes shall be in the State of Washington and venue shall be in Spokane County (or the Federal Court for the Eastern District of Washington only if that Court has proper jurisdiction as established by law or custom.)

                                ARTICLE XIII

     The Corporation shall make every effort to qualify as a Real Estate Investment Trust pursuant to the Internal Revenue Code Section 846 et.seq. as presently in adopted and in force in 1997, or as amended thereafter. In order to comply with IRC Code Section 856(h), no individual shareholder shall be entitled to won more than 9.8% of the outstanding and issued stock of the corporation unless the Corporate Secretary affirms in writing that the company will be in full compliance with the Internal Revenue Code Sections regarding closely held determinations and also obtain an opinion of Counsel, to be placed in the records of the corporation prior to the issuance of said stock. The Board of Directors shall also insure that the Bylaws and management of the corporation conforms to the relevant provisions of the Internal Revenue Code, the NASAA guidelines and the Washington Administrative Code regarding the operations of this company as a Real Estate Investment Trust. In event of a conflict between the provisions of the Internal Revenue Code,the NASAA guidelines and the Washington Administrative Code, the directors shall adhere to the provisions contained int eh Internal Revenue Code to maintain the REIT status for the company.

                                 ARTICLE IX
     The name and address of the incorporator is: Douglas M. O'Coyne, Sr., South 9 Washington, Suite 612, Spokane, Washington, 99201.

     IN WITNESS WHEREOF, the incorporator has affixed his signature below this
12  day of June, 1997.

                                             DOUGLAS M. O'COYNE, SR.,
                                             Incorporator
STATE OF WASHINGTON
                    ) ss.
County of Spokane   )

On this day personally appeared before me, DOUGLAS M. O'COYNE, SR. to me known to be the individual described herein and who executed these Articles of Incorporation, and acknowledged that he signed the same as his free and voluntary act and deed for the uses and purposes therein mention.

     GIVEN under my hand and official seal this      12     day of June 1997.
                                Original Document Notarized
                                Notary Public in and for the State
                                of Washington, residing at Spokane
                                Print Name:  Shari L. Holdren
                                My Commission Expires: 8/26/98.

                 CONSENT TO APPOINTMENT AS REGISTERED AGENT

     I, Gerald C. Vanhook, hereby consent to serve as Registered Agent, in the State of Washington, for the corporation herein named, RMX REIT, INC. I understand that as agent for the corporation, it will be my responsibility to accept service of process in the name of the corporation; to forward corporate license renewal mailings to the corporation; and to immediately notify the Office of the Secretary of State in the event of my resignation or of any change in the Registered Office address of the corporation for which I am agent.

     DATED this     18    day of June, 1999.
                                       RMX REIT, INC.


                                 /S/
                                 By:  Gerald C. Vanhook
                                 Registered Agent for the Corporation

STATE OF WASHINGTON)
                     )ss.
County of Spokane    )

     On this day personally appeared before me, Gerald C. Vanhook to me known to be the individual described herein and who hereby consented to serve as the registered agent for service of process as stated above by affixing his signature above, and he did acknowledge that he signed the same as his free and voluntary act and deed, for the uses and purposes therein mentioned.
     GIVEN under my hand and official seal this    18    day of June, 1999.

                                      Original Document Notarized
                                      Notary Public in and for the State
                                      of Washington, residing at Seattle
                                      Print Name:  Robbie D. Goodrich
                                      My Commission Expires: 9-29-2000

                            BY-LAWS OF RMX REIT, INC.

                                Amendment Number 1

     Under the authority of Article III, paragraph 3(m) of the Articles of Incorporation, the Board of Directors hereby amend Article VIII dividends to read as follows:

                                Article VIII
                                 DIVIDENDS

     8.1 General Policy. The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. The policy shall be to declare and pay quarterly dividends, provided profits are available for distribution.

     8.2 Cash Dividends. Cash dividends shall be paid on a per day owned basis by Company check mailed to the last known mailing address of each shareholder, not later than 30 days after the end of each calendar quarter, i.e., April 30, July 30, October 30, and January 30.

     8.3 Reinvested Dividends. Shareholders may elect to be paid stock dividends based on the per share issue price of $5.00 per share. The stock issuance shall be effective on the first day of the next succeeding quarter, e.g., the first calendar quarter ends on March 31 and the stock shall be issued effective on the 1st day of April. Any change in the election must be made in writing and transmitted to the Secretary not later than 10 days prior to the end of the calendar quarter. Any change in said election shall remain automatically effective until subsequently changed.

     8.4 Stock Dividend Restrictions. The Secretary shall restrict reinvested dividends in the company stock in the event that the policy is inconsistent with any State of Federal Securities Law.

     8.5 Taxation. The Shareholders shall be taxed on the stock dividends the same as on cash dividends as provided for in any applicable State and Federal Income Tax Code.
     ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS on the 27 day of May,
1998.


                 ATTEST:

                                     /S/  Melvin L. Johnson, Jr.
                                  Secretary

                                     /S/  William R. Sanden
                                  President


APPROVED:
  /S/  Sue M. Cooper, Vicke L. Swanson & Joe Zimmer
Independent Members of the Board of Directors

  /S/  Jerry Vanhook
Other Members of the Board of Directors

                     THIS SPACE INTENTIONALLY LEFT BLANK













                         BY-LAWS OF RMX REIT, INC.

                                 PREAMBLE
     RMX REIT, Inc. is a Real Estate Investment Trust organized for the purposes of aggregating equity capital from investors and purchasing loans secured by real estate, which provide as high a rate of return as possible consistent with the risk factors associated with the loan. It is the intent of the Board of Directors that this Company shall continue to meet the Internal Revenue Service definition for a Real Estate Investment Trust as set forth in 26 USC 856, in order for the Company to be able to deduct the dividends paid to the investors from gross income as set forth in 26 USC
857.
It is the further intent of the Board of Directors that these By-laws of the Company shall conform to the WAC 460-16A-205(e), which adopts the NASAA statements of policy as set forth in Sections 3401 et. seq. regarding the management and operations of Real Estate Investment Trusts. In event of a conflict between the Internal Revenue Service Code and the Washington Administrative Code regarding Real Estate Investment Trusts, the Internal Revenue Service Code shall be deemed to preempt the provisions of the Washington Administrative Code. The Board of Directors shall be authorized to take any action necessary to preserve the REIT Federal Income Tax Status of the Company.

                              Article I
                               OFFICES

     1.1 The principal office of the Corporation is in the State of Washington and shall be located at 220 West Mercer Street 400, in the City of Seattle, and the County of King with a zip code of 98119. The Corporation may have such other offices, either within or without the State of Washington, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     1.2 The registered office of the Corporation, required by the Washington Business Corporations Act to be maintained in the State of Washington, is the same as the principal office in the State of Washington. The principle office and the registered office of the Corporation may be changed from time to time by the Board of Directors.

                                   Article II
                                  STOCKHOLDERS

     2.1 Annual Meeting. The annual meeting of the Stockholders shall be held on the Thirtieth (30th) day of November in each year, beginning with the year 1997, at the hour of 10:00 o'clock a.m., or such other time on such day within such month as shall be fixed by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Washington, such meeting shall be held when directed by the Board of Directors shall cause the election to be held at a special meeting of the Stockholders as soon thereafter as conveniently may be.

     2.2 Special Meetings. Special meetings of the Stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board of Directors, and shall be called by the Chairman at the request of the holders of not less than one-tenth of all outstanding shares of the Corporation entitled to vote at the meeting.
     2.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Washington, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all Stockholders entitled to vote at a meeting may designate any place, either within or without the State of Washington, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Washington.

     2.4 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the Officer or other persons calling the meeting, to each Stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the Stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.
     2.5 Closing of Transfer Books or Fixing of Record Date. For any purpose of determining Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or Stockholders entitled to receive payment of any dividend, or in order to make a determination of Stockholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining Stockholders entitled to notice of or to vote at a meeting of Stockholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date of any such determination of Stockholders, such date in any case to be not more than fifty days, and in case of a meeting of Stockholders, not less than ten days prior to the date of which the particular action requiring such determination of Stockholders entitled to notice of or to vote at a meeting of Stockholders, or Stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of

Stockholders. When a determination of Stockholders entitled to vote at any meeting of Stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

     2.6 Voting Record. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the Stockholders entitled to vote at each meeting of Stockholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Stockholder during the whole time of the meeting for the purposes thereof.
     2.7 Quorum. A simple majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders. A majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to comprise less than a quorum.
     2.8 Proxies. At all meetings of Stockholders, a Stockholder may vote in person or by proxy executed in writing by the Stockholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

     2.9 Voting of Shares. Subject to the provisions of Section 12 of this
Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of Stockholders.

     2.10 Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the By-laws of such Corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such other Corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

     A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of Directors of such other Corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     2.11 Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of the Stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Stockholders entitled to vote with respect to the subject matter thereof.

     2.12 Stock Transfer Restriction. The authorized and issued stock in this Corporation is not restricted. However, the Corporation retains the right to refuse to recognize or to void any stock transfer that would make the Corporation ineligible to meet the Internal Revenue Code provisions for maintaining the favorable Real Estate Investment Trust profit pass through provisions.

     2.13 Redemption of Shares. The Secretary shall not redeem shares from existing shareholders, in order to preserve its exemption from compliance with the provisions of the Investment Company Act of 1940. In event a shareholder desires to sell his/her stock, the Secretary shall provide the selling Shareholder with a by name list of all Shareholders, and the addresses, and may inform other Shareholders or potential Shareholders that the stock is for sale. The Secretary may also authorize the dividend roll overs to be aggregated toward their purchase of the selling Shareholders stock, but must do so on advise and consent of counsel.


                                   Article III
                                BOARD OF DIRECTORS

     3.1 General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors.

     3.2 Number, Tenure and Qualifications. The number of Directors of the Corporation shall be five (5), at least three (3) shall be Independent Board Members as defined by the NASAA statements of policy as adopted by the Washington Administrative Code and as interpreted by the written opinion of Counsel in the event of a disagreement by Board Members. Each Director shall hold office until the next annual meeting of Stockholders and until their successors have been elected and qualified. Directors need not be residents of the State of Washington but must be shareholders of the Corporation.

     3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-law immediately after, and at the same place as, the annual meeting of Stockholders or the Company Offices or other designated meeting place. The Board shall meet at a minimum of once each quarter, during the months of January, April, July and October for the purposes of discussing the financial performance during the preceding quarter, to declare dividends, to formally approve loans acquired during the preceding quarter, to approve payments made to the management company and to
discuss other business.   The Board of Directors may provide, by resolution,
the time and place, either within or without the State of Washington, for the holding of additional regular meetings without other notice than such resolution. The meeting may be held by telephone conference or by written instrument as authorized by the Articles of Incorporation.

     3.4 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or by any individual Director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Washington, as the place for holding any special meeting of the Board of Directors called by them. The meeting may be held by telephone conference or by written instrument as authorized by the Articles of Incorporation.

     3.5 Notice. Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     3.6 Quorum. A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

     3.7 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     3.8 Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors.

     3.9 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by election by the Board of Directors for a term of office continuing only until the next election of Directors by the Stockholders.

     3.10 Compensation. By resolution of the Board of Directors, each Director may be paid for out of pocket expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Director or both. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

     3.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                Article IV
                                 OFFICERS

     4.1 Number. The Officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The President of the Corporation shall also be the Chairman of the Board of Directors. Any two or more Offices may be held by the same person, except the Offices of President and Secretary.

     4.2 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

     4.3 Removal. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

     4.4 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     4.5 President. The president shall be the Principal Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the businesses and affairs of the Corporation. He shall, when present, preside at all meetings of the Stockholders and of the Board of Directors. He shall also have the title of Chairman of the Board of Directors and therefore, the title of President and Chairman may be used interchangeably. He may sign, with the Secretary or any other property Officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     4.6 The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     4.7 The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the Stockholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these By-laws or as required by the law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal duly authorized; (d) keep a register of the post office address of each Stockholder which shall be furnished to the Secretary by such Stockholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;
(f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to by the President or by the Board of Directors.

     4.8 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of Article V of these By-laws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety of sureties as the Board of Directors shall determine.

     4.9 Assistant Secretaries and Assistant Treasurer. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurer, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President of the Board of Directors.

     4.10 Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                Article V
                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     5.1 Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, such authority may be general or confined to specific instances.

     5.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of Directors. Such authority may be general or confined to specific instances.

     5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                  Article VI
                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     6.1 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such Officers upon a certificate is manually signed on behalf of a transfer agent or a registrar, other than the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

     6.2 Transfer of Shares. The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his/her legal representation, who shall furnish proper evidence of authority to transfer, or be his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. The Secretary shall approve all transfers prior to said transfers being recorded on the Corporate Stock Record. The Corporate Board of Directors hereby empowers the Secretary to void any transfer of stock for the purpose of maintaining the REIT tax status of the Corporation (IRC 856 et seq).
                               Article VII
                               FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

                               Article VIII
                                 DIVIDENDS

     The Board of Directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation. The policy shall be to declare and pay quarterly dividends, provided profits are available for distribution.

                                  Article IX
                                CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words "Corporate Seal".

                                  Article X
                              WAIVER OF NOTICE
     Whenever any notice is required to be given to any Stockholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Washington Business Corporation Act, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the stated therein, shall be deemed equivalent to the giving of such notice.

                                 Article XI
                                 AMENDMENTS

     These By-laws may be altered, amended or repealed and new By-laws may be adopted by the Board of Directors or by the Stockholders at any regular or special meeting.

                                 Article XII
             EXECUTIVE COMMITTEE AUTHORIZED AND ADOPTED BY RESOLUTION
     12.1 Appointment. The Board of Directors by resolution adopted by a majority of the full Board, may designate three or more of its members to constitute an executive committee, which shall include a majority of Independent Members. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of Directors, or any member thereof, of any responsibility imposed by law.

     12.2 Authority. The executive committee, when the Board of Directors is not in session shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee and except also that the executive committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting a plan of merger of consolidation, recommending to the Stockholders the sale, lease or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the Stockholders a voluntary dissolution of the Corporation or a revocation thereof, or amending the By-laws of the Corporation.

     12.3 Tenure and Qualifications. Each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the executive committee and is elected and qualified.

     12.4 Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the executive committee at his business address. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     12.5 Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.


     12.6 Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     12.7 Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     12.8  Resignations and Removal.    Any member of the executive committee
may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     12.9 Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these By-laws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

                                 Article XIII
                               EMERGENCY BY-LAWS

     The Emergency By-laws provided in this Article XIII shall be operative during any emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding Articles of the By-laws or in the Articles of Incorporation of the Corporation or in the Washington Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the By-laws provided in the preceding Articles shall remain in effect during such emergency and upon its termination the Emergency By-laws shall cease to be operative.

     During any such emergency:

          (a) A meeting of the Board of Directors may be called by any Officer or Director of the Corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the Directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.
          (b) At any such meeting of the Board of Directors, a quorum shall consist of two (2) Directors or two fifths (2/5) of the Directors.

          (c) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all Officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

          (d) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the Officers to do so.

     No Officer, Director or employee acting in accordance with these Emergency By-laws shall be liable except for willful misconduct.
     These Emergency By-laws shall be subject to repeal or change by further action of the Board of Directors or by action of the Stockholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of the Emergency By-laws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

                                Article XIV
                             INVESTMENT POLICY
     The Investment Policy adopted by the Shareholders are incorporated herein as follows.

     (a) The Company shall purchase loans with investors' funds and proceeds from the pay-off of loans, which shall be secured with equity income or an interest in real property and personal property. The security for the loan shall be land located in the Pacific Northwest (Washington, Oregon and Idaho), unless approved by the Board of Directors by specific resolution or any continuing resolution. The loans and monthly payments shall generally be amortized over fifteen (15) to thirty (30) years at fixed interest rates. Balloon payments at (5) to (7) years are to be encouraged, so as to reduce the interest rate risk. All loan fees shall be paid by the borrowers including the acquisition fee paid to the management company or any other loan originator.

     (b) The investment criteria shall be as follows, loans (i) on unimproved real property, which is defined as that property not acquired for the purpose of producing rental or other operating income, has no development or construction in progress on the land and has no development construction planned on the land to commence within one year, a maximum of forty percent (40%) loan to value ratio, (ii) on productive farm land, fifty percent (50%) loan to value ratio, (iii) on substandard residential and commercial property, sixty percent (60%) loan to value ratio, and (iv) on real property and residential and commercial property up to seventy percent (70%) loan to value ratio.

     (c) The Board of Directors and advisors shall purchase loans with a target annual return of 8% to 10% to the shareholders in the form of regular quarterly dividend distributions.

     (d) The Company shall not invest more than ten percent (10%) of its total assets in unimproved real property or loans secured by unimproved real property. The Company shall not commit more than twenty five percent (25%) of its total assets in any one loan until the total assets reach four million dollars ($4,000,000), then no more than twenty percent (20%) of its total assets in any one loan until the total assets reach five million dollars ($5,000,000), then no more than fifteen percent (15%) of its total assets in any one loan until the total assets reach seven million dollars ($7,000,000, then no more than ten percent (10%) of its total assets after the total assets total more than ten million dollars ($10,000,000).

     (e) The Board of Directors shall approve all loans made during the calendar quarter at the quarterly meeting of the Board of Directors. A special committee composed of any two (2) Independent Board Members shall approve in advance by a written resolution all loans acquired that exceed

$200,000 of company funds.

ADOPTED BY RESOLUTION OF THE BOARD OF DIRECTORS on this      12      day of
September, 1997.
                                      ATTEST:
                                       /S/  Melvin L. Johnson, Jr.
                                       Secretary

                                      /S/  William R. Sanden
                                      President

APPROVED:
   /S/  Sue M. Cooper, Vicke L. Swanson & Joe Zimmer
Independent Members of the Board of Directors

   /S/  Jerry Vanhook
Other Members of the Board of Directors

                          MINUTES OF THE ORGANIZATIONAL MEETING

                                OF THE BOARD OF DIRECTORS

                                           OF

                                     RMX REIT, INC.

    TIME AND PLACE

         The organizational meeting of the Board of Directors named in the
Articles of     Incorporation of RMX REIT, INC. was held at CLS Financial
Services, Inc., 4720 200th Street SW, Suite 200, in the City of Lynnwood, in the State of Washington at 11:00 a.m., on September 12, 1997, pursuant to a Waiver of Notice signed by each Director.

    PRESENT

         William R. Sanden presided over the meeting and appointed Mel Johnson to act as Secretary of the meeting. Present was Ralph Ripley, Jerry Vanhook, Vickie L. Swanson, Joe Zimmer and Sue Cooper. Also present was DOUGLAS M. O'COYNE, SR. and RICHARD A. EKMAN, the attorneys for the Corporation. All persons by their presence did waive notice of the meeting.

    ARTICLES OF INCORPORATION

         The Chairman reported that the Company's Articles of Incorporation had been filed in the office of the Secretary of State of the State of Washington, on June 19, 1997. A counterpart of the Articles, bearing the approval of the Secretary of State and having attached the Certificate of Incorporation, was presented to the meeting, and the Secretary was instructed to place the copy of the Articles in the minute book of the Company. The corporate registration number is 601 799 020.

    BYLAWS
         A set of proposed Bylaws for the regulation and government of the affairs of the Company was presented to the meeting. After discussion, and upon motion duly made and seconded, the following resolution was unanimously adopted:

    RESOLVED, that the Bylaws in the form presented to this meeting are hereby approved and adopted as the Bylaws of the Company, and that the Secretary is directed to file them in the minute book.

    APPOINTMENT OF DIRECTORS

         The meeting was declared open for the appointment of directors of the Corporation. After discussion, upon motion duly made and seconded the following directors were unanimously appointed to serve until December 31, 1998, or until their respective successors are elected and qualified, provided each director signs an affidavit stating that he has had no criminal charges or bankruptcy charges.

             Director and Chairman of the Board    Ralph Ripley
             Director                             Jerry Vanhook
             Independent Director                  Vickie L. Swanson
             Independent Director                  Joe Zimmer
             Independent Director                  Sue Cooper

    ELECTION OF OFFICERS

         The meeting was declared open for the election of officers. After discussion, upon motion duly made and seconded, the following officers were unanimously elected to serve until the next annual meeting and until their respective successors are elected and qualified.

         President and Chief Executive Officer    William R. Sanden
         Secretary                                Mel Johnson

    STOCK CERTIFICATES

         A form of stock certificate was submitted to be utilized by the Company in issuing its stock.

         After discussion, and upon motion duly made and recorded, the following resolution was unanimously adopted:

         RESOLVED, that the form of stock certificate presented is hereby approved and adopted as the form of certificate to be utilized by the corporation in issuing its stock, and the Secretary is directed to file a copy of such stock certificate with the minutes of this meeting.

    STOCK OFFERING

         The Chairman discussed the advantages and disadvantages of registering the stock under Federal Regulation SB. After discussion, and upon motion duly made and recorded, the following resolution was unanimously adopted:

         RESOLVED, that the Corporation is authorized to complete the administrative requirements for issuance of not more than two million four hundred thousand (2,400,000) shares at the offering price of five dollars ($5.00) per share pursuant to Rule SB. After review of the offering as completed, and after discussion and upon motion duly made and recorded.

         IT WAS FURTHER RESOLVED, that the Registration Statement as proposed is approved to be filed with the SEC in Washington, D.C., and with the Securities Division of the Department of Financial Institutions in the State of Washington.

         IT WAS FURTHER RESOLVED, that the officers shall open an interest bearing FDIC insured escrow account for deposit of all offering funds until the minimum offering is collected and on deposit.

    BANK ACCOUNT

         It was considered advisable for the Company to establish a bank account. The Board authorized the President and Secretary to establish an appropriate bank account for checking and an appropriate bank account for savings on behalf of the Corporation.

         The Chairman presented to the meeting that the Stockholders proposed that each Stock Certificate be issued in/not in Joint Tenancy with the Right of Survivorship to the other stockholder. Upon motion duly made the seconded, the following resolution was unanimously adopted:

         RESOLVED, that the Directors shall establish a corporate bank account for the uses and purposes deemed commercially necessary by the Directors.

    MANAGEMENT CONTRACT

         The Chairman presented the Management Contract with CLS Financial Services, Inc. After discussion, upon motion duly made and recorded, the following resolution was adopted:

         RESOLVED, that the Contract as negotiated between RMX REIT, INC. and CLS Financial Service, Inc. is authorized to be executed by the Corporate Officers and the Secretary is directed to file a copy of such agreement with the minutes of this meeting.

    COMPENSATION OF DIRECTORS

         The Chairman discussed the pros and cons for compensating directors. After discussion, upon motion duly made and recorded, the following resolution was adopted:

         RESOLVED, that the Directors shall not be entitled to be compensated for attendance at meetings.

    COMPENSATION OF OFFICERS

         The Chairman presented the Employment Contracts with the President. After discussion, upon motion duly made and recorded, the following resolution was adopted:

         RESOLVED, that the Employment Contract as negotiated between the Company and its President, regarding compensation and the performance of his duties, as further agreed to by the Employment Contract is authorized to be executed by the Corporate Officers and the Directors, and the Secretary is directed to file a copy of such agreement with the minutes of this meeting.

    FISCAL YEAR

         The Corporation's fiscal year was discussed.   Upon motion duly made
and seconded, the following resolution was unanimously adopted:

         RESOLVED, that this Corporation adopt a fiscal year, ending December 31st of each calendar year.

    SUBSCRIPTION AGREEMENT

         The Chairman then exhibited to the directors a proposed Stock Subscription Agreement form and Investment Letter. Upon motion duly made and seconded, the following motion was unanimously adopted:

         RESOLVED, that the Stock Subscription Agreement form and Investment Letter examined by the directors at this meeting is adopted as the Stock subscription Agreement form and Investment Letter of the Corporation. The Secretary is directed to insert a copy of the form in the form and letter in the minute book and attach it to the minutes of this meeting.

         There being no further business to come before the meeting, the meeting was adjourned.

         Executed on the      12          day of September, 1997.

                                           ATTEST:

                                     /S/

                                     MELVIN L. JOHNSON, Jr.
                                     Secretary




                                     /S/

                                     WILLIAM R. SANDEN
                                     President


    APPROVED:


Original Document Signed by: Sue M. Cooper, Vicke Swanson and Joe Zimmer Independent Members of the Board of Directors

Original Document Signed by:  Jerry Vanhook
Chairman and other Members of the Board of Directors

                                 ANNUAL MEETING OF THE SHAREHOLDERS

                                          AND DIRECTORS OF

                                           RMX REIT, INC.

         On December 15, 1997, the Annual Meeting of the Shareholders and Directors was convened of RMX REIT, INC. All members of the Board of Directors and all Shareholders were present, and by their presence did waive notice of the meeting. Present: Gerald C. Vanhook President and Melvin L. Johnson acted as Secretary. The Chairman noted the first item of business was to approve all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1997. The company has not yet begun business. After full discussion and review of all relevant facts, evidenced in the records of the Corporation pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1997 are hereby approved.

         The second item of business was to approve the continued offering of the company stock. After full discussion and review of all relevant facts pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that the Company stock shall continue to be offered to the public.

         The third item of business was to approve the financial statements of the Company. After full discussion and review of all relevant facts pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that the financial statements are approved.

         The fourth item of business was to discuss the general business enviroment for 1997 and for upcoming years. No resolution was necessary.

         There being no further business, the meeting was then adjourned by unanimous vote of all parties present.

                                    ATTEST:


                                    ______________________________
                                    MELVIN L. JOHNSON
                                    Secretary

APPROVED:



______________________________
GERALD C. VANHOOK
Chairman / President

                             ANNUAL MEETING OF THE SHAREHOLDERS

                                     AND DIRECTORS OF

                                      RMX REIT, INC.

         On December 15, 1998, the Annual Meeting of the Shareholders and Directors was convened of RMX REIT, INC. All members of the Board of directors and all Shareholders were present, and by their presence did waive notice of the meeting. Present: Gerald C. Vanhook President and Melvin L. Johnson acted as Secretary. The Chairman noted the first item of business was to approve all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1998. The Company has not yet begun business. After full discussion and review of all relevant facts, evidenced in the records of the Corporation pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1998 are hereby approved.

         The second item of business was to approve the continued offering of the company stock. After full discussion and review of all relevant facts pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that the Company stock shall continue to be offered to the public.

         The third item of business was to approve the financial statements of the Company. After full discussion and review of all relevant facts pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that the financial statements are approved.

         The fourth item of business was to discuss the general business environment for 1998 and for upcoming years. No resolution was necessary.

         There being no further business, the meeting was then adjourned by unanimous vote of all parties present.

                                 ATTEST:


                                 _______________________
                                 MELVIN L. JOHNSON
                                 Secretary

APPROVED:



_______________________
GERALD C. VANHOOK
Chairman / President

                                 ANNUAL MEETING OF THE SHAREHOLDERS

                                          AND DIRECTORS OF

                                           RMX REIT, INC.

         On December 15, 1999, the Annual Meeting of the Shareholders and Directors was convened of RMX REIT, INC. All members of the Board of Directors and all Shareholders were present, and by their presence did waive notice of the meeting. Present: Gerald C. Vanhook President and Melvin L. Johnson acted as Secretary. The Chairman noted the first item of business was to approve all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1999. The company has not yet begun business. After full discussion and review of all relevant facts, evidenced in the records of the Corporation pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that all acts executed on behalf of the Corporation by the Corporate Officers and Directors during 1999 are hereby approved.

         The second item of business was to approve the continued offering of the company stock. After full discussion and review of all relevant facts pertinent to the issue, it was moved seconded and unanimously;

         RESOLVED, that the Company stock shall continue to be offered to the public.

         The third item of business was to approve the financial statements of the Company. After full discussion and review of all relevant facts pertinent to the issue, it was moved, seconded and unanimously;

         RESOLVED, that the financial statements are approved.

         The fourth item of business was to discuss the general business environment for 1999 and for upcoming years. No resolution was necessary.

         There being no further business, the meeting was then adjourned by unanimous vote of all parties present.

                                        ATTEST:



                                        ________________________
                                        MELVIN L. JOHNSON
                                        Secretary
APPROVED:



______________________
GERALD C. VANHOOK
Chairman / President

                                SPECIAL MEETING

                          OF THE BOARD OF DIRECTORS OF

                              RMX REIT, INC.


Time and place

     The chairman called this Special Meeting of the Board of Directors of RMX
REIT, INC., which was held on November 2, 2001. The meeting was presided over by Gerald C. Vanhook, Chairman, Diane Blackburn acted as the Secretary. The meeting was held pursuant to Bylaws of the Company.

Present

    Gerald C. Vanhook acted s the Chairman and David Sheehan acted as Chairman for the Independent Directors. Diane Blackburn acted as the Secretary, David Sheehan and Randy Rowe attended in person and Bill Morris attended by telephone conference.

Termination of Melvin L. Johnson

    The Chairman discussed the suspension of Melvin L. Johnson on October 17, 2001 from CLS Financial Services, Inc. The reason for the suspension was the corroborated allegations of sexual harassment by Melvin L. Johnson, the deception by Melvin L. Johnson to an investor, the breach of his loyalty to the Company, his failure to file an Income Tax return and provide proof of his filing of said Federal Income Tax return for the year 2000, his failure to discharge his obligations as Secretary of the Company, his wrongful removal of the computer not belonging to him from CLS Financial Services, Inc. offices on
October 16, 2001 requiring the President to contact police which resulted in an Order Prohibiting him form entering the Company offices.

    After his suspension, Mr. Johnson and Dr. Benjamin signed a resolution purporting to take over the company as an outside director. The actions taken by Mr. Johnson manifested a breach of his duty of loyalty, his failure to understand the implications of his actions and his disregard for the safety of the investors by such self-dealing. A copy of the actions by Mr. Johnson was made available to all directors. After discussion and upon motion duly made and seconded the following resolution was adopted.

    RESOLVED, that Melvin L. Johnson shall be terminated as Secretary and as a
Salesperson and as an Employee of RMX REIT, INC.

    IT WAS FURTHER RESOLVED that Melvin L. Johnson shall be terminated from discharging any duties as a Director of RMX REIT, INC. effective this date.

    The Chairman noted that the dividend distribution for the 3rd Quarter of 2001 needs to be approved. A copy of the 3rd Quarter financial statements were reviewed and after discussion and upon motion duly made and seconded, the following resolution was adopted.

    RESOLVED, that the dividend distribution recommended by management is approved for the 3rd Quarter 2001 and the dividend distribution for the 1st and 2nd Quarter of 2001 is hereby ratified.

    IT WAS FURTHER RESOLVED that the financial statements for the 3rd Quarter was approved including all investments made during the 3rd Quarter and all previous quarters in 2001 and all conversions from debentures in CLS Financial
Services, Inc., into stock issued by the Company. The Board further elected to suspend any further conversion until after the Annual Shareholder meeting permanently elects the Board of Directors.

Operating the Board of Directors until the Annual Shareholders Meeting

    The Independent Directors approved the selection of David Sheehan to act as the Chairman of the Independent Directors and that all investments until the Annual Shareholder meeting. The Board directed the Chairman to take all necessary actions to record the termination of Melvin L. Johnson as the Secretary, as an Officer and as a Salesperson for the Company with the Washington Secretary of State and with the Securities Division of the Department of Financial Services. After discussion and upon motion duly made and seconded, the following resolution was adopted.

    RESOLVED, that David Sheehan is appointed to act as the Chairman of the Independent Directors and all acts taken by Mr. Sheehan is approved by the Independent Directors.

    IT WAS FURTHER RESOLVED that the Chairman shall take all necessary actions to record the membership of the reconstituted Board of Directors with all Washington stated regulatory agencies.

    IT WAS FURTHER RESOLVEDthat the Chairman shall take the necessary actions to record the termination of Mr. Melvin L. Johnson as Director, as the
Secretary, as a Salesperson and as an Employee of the Company with all Washington state regulatory agencies.

Annual Shareholders Meeting

    The Chairman noted that the Annual Shareholders Meeting has been scheduled for November 29, 2001 and Notice has been properly given. Under the circumstances and due to the suspension and emergency actions taken by the Board of Directors and after discussion and upon motion duly made and seconded, the following resolution was adopted.

    RESOLVED, that the meeting shall be conducted on November 29, 2001 at 6:00
p.m. at the Embassy Suites and that the Acting Secretary did report that the required notice was given to all shareholders of record and that the Chairman shall prepare the agenda for any open item to be discussed at the meeting.

    IT WAS FURTHER RESOLVED that Mr. Sheehan shall be authorized to call a special meeting of the Board of Directors as he deems necessary.

    There being no further business, the Chairman directed that the meeting be closed and the Secretary prepare the minutes for the Chairman's signature.
The Secretary's signature and the signature of all Board Members of RMX REIT, INC., is hereby approved effective this 2nd day of November 2001.


Approved:                                 Attest:



_______________________                   ____________________
GERALD C. VANHOOK,                        DIANE BLACKBURN,
Chairman                                  Acting Secretary

Acting Independent Directors:



_______________________
DAVID SHEEHAN,
Acting Chairman of the Independent Directors



_______________________                   ____________________
BILL MORRIS,                              RANDY A. ROWE,
Acting Director                           Acting Director





                          ANNUAL MEETING OF THE SHAREHOLDERS

                               AND THE DIRECTORS OF

                                   RMX REIT, INC.

Time and Place

    The meeting of the Board of Directors of RMX REIT, INC., was held in a meeting room in the Embassy Suites Hotel, 20610 W. 44th Avenue, Lynnwood, Washington 98036 on November 29, 2001. Gerald C. Vanhook acted as the Chairman and Diane Blackburn was appointed to act as secretary.

Present

    A total of 210,123.202 shares attended the meeting in person or by Proxy duly certified by the secretary. The Chairman gave a brief presentation to the shareholders regarding the status of the Company.

First Item of Business: Election of Directors

    The Chairman opened the discussion regarding the election of the directors effective this date and made retroactive to November 2, 2001. The Directors shall serve for 1 year or until replaced according to the Bylaws. The following persons were nominated to serve as directors; Gerald C. Vanhook, Diane Blackburn, David Sheehan, Bill Morris, Randy A. Rowe. Upon motion duly made and seconded, the following resolution was adopted by vote of the Shareholders.

    Resolved, that the following individuals are elected to serve as directors form the 2nd day of November 2001 for a term of 1 year or untill replaced according to the Bylaws.

      Gerald C. Vanhook - Inside Director
      Diane Blackburn - Inside Director
      David Sheehan - Outside Director
      Bill Morris - Outside Director
      Randy A. Rowe - Outside Director

Shares for: 210,123.202 Shares against: 0 Shares Not Voting: 878983728 Second Item of Business: Ratification of Auditors

    The Chairman opened the discussion for ratification of Peterson Sullivan LLP as the Company's independent auditor for the year ending December 31, 2001 and any interim period therin. Upon motion duly made and seconded, the following resolution was adopted.

    RESOLVED, that Peterson Sullivan LLP shall be retained to audit the financial records of the company for the year ending 2001 and any interim period therin.

Shares for: 210,123.202 Shares against: 0 Shares not voting: 87,898.728


Third Item of Business: Open Agenda

    There being no further business, the Chairman directed that the meeting be closed and the Secretary prepare the minutes for the Chairman's signature.

Approved:                                 Attest:


___________________________               __________________________
GERALD C. VANHOOK, Chairman               Diane Blackburn, Secretary

                                   RMX REIT, INC.

                                    Common Stock

                            Incorporated Under the Laws of
                                the State of Washington


    Certificate Number:
Shares:

         This certifies that  SSN; , is the owner of  (      ) fully paid and
nonassessable shares of the common stock of RMX REIT, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

This certificate is not valid until signed by the Corporation President.

This restrictions on the reverse side of this Certificate are an integral part hereof. Said Stock is/is not held in Joint Tenancy with the right of
survivorship with spouse;                              SSN;


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers.

DATED this  day of ,2000.



                                 GERALD C. VANHOOK, President

                                 MELVIN JOHNSON, Secretary

         A full statement of the designation, relative rights, preferences, and limitations of the shares of the class authorized to be issued; and the designation, relative rights, preferences, and limitations of the shares of this class so far as the same have been fixed by the Board of Directors will be furnished to any shareholder upon request and without charge.


         This stock is "Section 1244 Stock" under the definitions provided for under Section 1244 of the Internal Revenue Code of the United States.

        This stock may be pledged according to the Bylaws of the Corporation, however, the record owner of these shares represented by this Certificate shall retain all voting rights. Said shares shall not be transferred on the Corporate records without the written acknowledgment of the Secretary of the Corporation. The Secretary of the Corporation is empowered to VOID any transfer or attempted transfer of these shares that would preclude the Company from electing to file its Federal Income Tax Return as a Real Estate Investment Trust (REIT).

                         Record of Stock Transfer

         For value received, I hereby sell, assign and transfer unto (name, address, and social security or other identifying number of assignee) share(s) of the common stock represented by the within Certificate, and do hereby
irrevocably constitute and appoint                    , as attorney to
transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.


DATED this  day of , 200__  .


                                  , Stockholder

APPROVED this  day of , 200__.

                                 Secretary of the Corporation

         NOTICE: The signature to this assignment must correspond with the name as written upon the fact of this Certificate in every particular, without alteration or enlargement, or any change whatever.

                                     RMX REIT, INC.
                            STOCK SUBSCRIPTION AGREEMENT

    The undersigned hereby subscribes for _________________ shares of the common stock, par value $5.00 per share, of RMX REIT, INC., a Washington Corporation (the "Corporation") and agrees to pay the Corporation the sum of $________________ for such shares.

The undersigned agrees that prior to being bound to purchase the shares that the undersigned will be provided with a copy of the prospectus and then and only when the undersigned executes the investment letter on the reverse side of this agreement and actually tenders the funds to purchase said stock.

    DATED this ______ day of __________________, 200_.

           Shareholder Signature
                       Name
                       Address
                       City/State
                       Zip Code
                       Telephone
                       SSN

        Joint Shareholder Signature
        (if applicable) Name
                        Address
                        City/State
                        Zip Code
                        Telephone
                        SSN
         Please Circle:  JTWROS       Yes    No
           Certificate Desired        Yes    No
           Reinvest Dividends         Yes    No

                                    ACCEPTANCE

    The foregoing subscription agreement and the consideration reflected therein are hereby accepted. Certificate ____ is authorized for issue.

    DATED this ______ day of _________________, 200_.

                          RMX REIT, INC.

                           By:
                           Its:

                                         RMX REIT, INC.
                                 STOCK SUBSCRIPTION AGREEMENT

    The undersigned hereby subscribes for _________________ shares of the common stock, par value $5.00 per share, of RMX REIT, INC., a Washington Corporation (the "Corporation") and agrees to pay the Corporation the sum of $_________________ for such shares.

The undersigned agrees that prior to the issuance of the shares, he/she will execute an investment letter in the form attached hereto to reflect that he/she is acquiring such shares for the term of the investment.


DATED this ______ day of __________________, 200_.

Shareholder Signature _______________________________________
           Name       _______________________________________
         Address      _______________________________________
        City/State    _______________________________________
         Zip Code     _______________________________________
        Telephone     _______________________________________
           SSN        _______________________________________

Joint Shareholder Signature__________________________________
(if applicable)  Name      __________________________________
                Address    __________________________________
              City/State   __________________________________
               Zip Code    __________________________________
               Telephone   __________________________________
                 SSN       __________________________________

Please Circle:   JTWROS                Yes     No
                 Certificate Desired   Yes     No
                 Reinvest Dividends    Yes     No

                                      ACCEPTANCE

The foregoing subscription agreement and the consideration reflected therein are hereby accepted. Certificate ____ is being held for issue .

DATED this ___ day of _________, 200__.

                                     RMX REIT, INC.


                                    By:______________________________
                                    Its:_____________________________

                                     RMX REIT, INC.
                                   INVESTMENT LETTER


Gentlemen:

I acknowledge receipt of the Prospectus regarding the Issuance of Common Stock in RMX REIT, INC., a Washington Corporation (the "Company"). In connection with my acquisition of these securities, I acknowledge that I have been delivered a copy of the Prospectus.

I acknowledge that the Company has established investor suitability standards and that I meet those standards. I certify that I have, (1) a minimum annual gross income of Forty Five Thousand Dollars ($45,000) and a minimum NET WORTH of Forty Five Thousand Dollars ($45,000) or (2) a minimum NET WORT of One Hundred Fifty Thousand Dollars ($150,000). All computations of NET WORTH shall be determined exclusive of home, home furnishings and automobiles. In the event that I am a fiduciary, I certify that these minimum standards are met by the beneficiary, the fiduciary account or by the donor or grantor. I understand that I am not being asked, nor am I surrendering any right that I may have under federal and state security laws.

I am acquiring this common stock as a long term investment. I understand that I may exercise the option to reinvest the dividends on a quarterly basis and to change the option any time before the quarter ends.

I further understand that I have the choice to receive my shares electronically or I may receive a stock certificate by regular mail. I understand that it is my duty to advise the Company that I want a stock certificate, otherwise the Company will not issue me a hard copy certificate.

I acknowledge that the Company is relying on Section 3(c)(5)(c) that it is exempt from registration from the provisions of the INVESTMENT ACT OF 1940 and cannot redeem any of the securities. I acknowledge that the Company will not redeem the stock represented by this certificate. Initial _____

DATED this ____ day of ________, 200__.

                                   _____________________________________
                                   Print Name and Sign, Shareholder

                                   _____________________________________
                                   Print Name and Sign, Joint Shareholder
                                     (if applicable)

                              O'COYNE & PHILLIPS P.S.
                             ATTORNEYS & COUNSELORS AT LAW
                          A Professional Services Corporation

DOUGLAS M. O'COYNE, SR.                                   LEGAL ASSISTANTS:
                                                          DEBORAH A. MORTEN
ROBERT F. PHILLIPS  1929-1991
Admitted to practice in Washington,
Idaho & the U.S. Tax Court





June 30, 2000


RMX REIT, Inc.
Attn:  Board of Directors
4720 200th Street South West, Suite 200
Lynnwood, Washington 98046


RE:RMX REIT, Inc.
   Federal SB Offering 1st Post Effective Amendment
   Legality of Stock And Legal Proceedings Opinion


Gentlemen:

This opinion is furnished to you in connection with the federal registration under Rule SB of RMX REIT, Inc. ("RMX" hereinafter) regarding the legality of stock being issued in connection with the federal offering.

In connection with our Opinion, we have reviewed:

The Articles of Incorporation filed with the Corporation Division of the Office of the Secretary of State in and for the State of Washington on June 19, 1997; and,

The Bylaws dated September 12, 1997, and,

The Records contained in the Corporate Book; and,

Such other information, including the representations made by the Officers of the Company, as deemed necessary to adequately form the basis for the opinion expressed herein.

In such examination, we have assumed the genuineness and authenticity of all signatures on the original documents, the authenticity of all items submitted to us and reviewed by us as originals and the conformity with original documents of all items submitted to us as copies.

Our opinion is expressed only with respect to the laws governing corporations incorporated in the State of Washington and we express no opinion with respect to the incorporation laws of any other jurisdiction.

Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that;

1. The Company is a Washington Corporation, duly organized and validly existing under the laws of the State of Washington, and has authority to carry on its business as described in the pending Registration Statement.

2. The Company stock to be issued in connection with the Federal Registration under Rule SB represents shares authorized for issue by the Shareholders pursuant to RCW 23B.06.010 at the arbitrary offering price of five dollars ($5.00) per share is allowed under RCW 23B.06.210.

3. The restriction on the transfer of the shares for the purposes of preserving the company's ability to elect to file its Federal Income Tax Returns as a REIT under IRC 856 et. seq. is permitted under RCW
23B.06.270(3)(a).

4. The Shares may be issued without certificates pursuant to RCW 23B.06.260. The Company policy not to issue Certificates unless the Shareholder requests that a Certificate be issued in writing, is allowable under Washington Corporation Law. The Certificate form to be issued in connection with the Federal Registration under Rule SB meets the requirements of RCW 23B.06.250.

5. The Company is not presently involved nor does it expect to be involved in any legal proceedings, excepting collection actions on loans that are in default. Since the Company will be involved in purchasing loans secured by real property, it will, by its very nature always be involved in collection activities to enforce collection on past due loans, including but not limited to Judicial and Nonjudicial Foreclosure of Deeds of Trusts, Mortgage Foreclosures and Real Estate Contract Forfeitures. The undersigned Counsel is of the opinion that collection actions on delinquent accounts does not constitute pending or threatening litigation under Financial Accounting Standards Board Opinion Number 5 (FASB 5) and is properly categorized as routine litigation incidental to its business.


6. Counsel is not aware of any proceeding that a governmental authority is contemplating against the Company. However, the Company can expect that its financial records will be reviewed or audited by the Internal Revenue Service for correctness and compliance with the Internal Revenue Code regarding its REIT tax status. The Company can also expect that its operations and financial records will be reviewed by Federal and or State Security Regulators regarding its compliance with Security Regulations.

7. The position of Counsel for the Company is that there are no unasserted claims against the Company that are probable of assertion and if asserted would have at least a reasonable possibility of an unfavorable outcome.

This opinion is delivered to you for use with your registration filing with the Security and Exchange Commission pursuant to Rule SB and is not to be used or relied on by you or any other person for any other purpose.

Sincerely yours,




By:   /S/
      DOUGLAS M. O'COYNE, SR.
      Attorney at Law

DOC/rs

cc: Company Officers, RMX REIT, Inc.

                               O'COYNE & PHILLIPS P.S.
                              ATTORNEYS & COUNSELORS AT LAW
                           A Professional Services Corporation

DOUGLAS M. O'COYNE, SR.                                    LEGAL ASSISTANTS:
                                                             DEBORAH A. MORTEN
ROBERT F. PHILLIPS  1929-1991
Admitted to practice in Washington,
Idaho & the U.S. Tax Court





June 30, 2000

RMX REIT, Inc.
Attn: Board of Directors
4720 200th Street South West, Suite 200
Lynnwood, Washington 98046


RE:  RMX REIT, Inc.
     Federal SB Offering 1st Post Effective Amendment
     Opinion on Federal Income Tax Consequences


Gentlemen:

This opinion is furnished to you in connection with the federal registration under Rule SB of RMX REIT, Inc. ("RMX" hereinafter) regarding the Federal Income Tax Consequences associated with this stock being issued in connection with the federal offering.

In connection with our Opinion, we have reviewed the Articles of Incorporation, the By-laws, the Certified Stock Register, the Records contained in the Corporate Book and such other information, including the representations made by the Officers of the Company, as deemed necessary to adequately form the basis for the opinion expressed herein.


In such examination, we have assumed the genuineness and authenticity of all signatures on the original documents, the authenticity of all items submitted to us and reviewed by us as originals and the conformity with original documents of all items submitted to us as copies.

Our opinion is expressed only with respect to the laws governing
Corporations incorporated in the State of Washington which has no Income Tax, and the provision applicable to a Real Estate Investment Trust (REIT) in the Internal Revenue Code of the United States.

Based upon the foregoing, and subject to the further qualifications set forth below, we are of the opinion that;

1. The Company qualifies as a REIT for Federal Income Tax purposes so long as it meets and continues to meet the definition set forth in the Internal Revenue Code for the Company to make the election to file its Federal Income Tax as a REIT.

2. The Opinion regarding the Federal Income Tax Consequences related to the Issuer and its shareholders is attached hereto and incorporated herein as if fully set forth and is incorporated into the body of the Disclosure Document.

This opinion is delivered to you for use with your registration filing with the Securities and Exchange Commission pursuant to Rule SB and is not to be used or relied on by you or any other person for any other purpose.

Sincerely yours,



By:   /S/
      DOUGLAS M. O'COYNE, SR.
      Attorney at Law

DOC/trs

cc:  Company Officers, RMX REIT, Inc.

                               O'COYNE & PHILLIPS P.S.
                              ATTORNEYS & COUNSELORS AT LAW
                           A Professional Services Corporation

DOUGLAS M. O'COYNE, SR.                                   LEGAL ASSISTANTS:
SCOTT A. NIEBLING                                          MICHELLE L. HUNT
ROBERT F. PHILLIPS 1929-1991                              THERESA SANDERSON

Admitted to practice in Washington,
Idaho & the U.S. Tax Court

Admitted to practice in Washington



June 30, 2000


RMX REIT, Inc.
Attn:  Board of Directors
4720 200th Street South West, Suite 200
Lynnwood, Washington  98046

RE:  RMX REIT, Inc.
     Federal SB Offering
     Usury Opinion

Gentlemen:

This opinion is furnished to you in connection with the federal registration under Rule SB of RMX REIT, Inc. ("RMX" hereinafter). CLS Financial Services, Inc., ("CLS" hereinafter), is the management company for RMX under a Management Contract. Under the marketing provisions of the Management Contract, CLS has agreed to sell Mortgage Paper Securities (the "loans") to RMX. CLS advertises and negotiates the terms of the loans, including the discount fee, directly with the Borrowers. CLS then originates the loans using its line of credit with a Bank and/or a private investor, closes the loans, escrows the loans with its affiliate company, Puget Sound Real Estate Services Group, Inc., ("PSRESG" hereinafter). Shortly thereafter a portion of
the loans will be sold to RMX.   All of the loans sold to RMX will consist of
Promissory Notes secured by Deeds of Trust, Real Estate Contracts, Mortgages, and undivided fractional interests therein. Some of the loans will be secured either by (a) first lien on one to four family residential real properties located in the State of Washington, ("first lien loans") or junior liens on real property located in the State of Washington ("junior lien loans").

You have asked whether the interest rate charged on loans will be limited by the Washington State Usury Statute (Chapter 19.52 of the Revised Code of Washington). In expressing our opinion, we have (a) relied, as to matters of fact, on the representations contained in the Registration Statement of the Mortgage Paper Securities Offering on file with the Securities Division, of the Department of Financial Institutions for the State of Washington made by CLS Financial Services, Inc; and (b) we have reviewed the proposed forms of the Promissory Note, Deeds of Trust, Real Estate Contract, Mortgage and business purpose affidavit (the loan documents), which have been delivered to the Securities Division of the Department of Financial Institutions in and for the State of Washington; and (c)assumed (i) with respect to each loan, that the loan was originated by CLS and it was documented using those loan documents, and (ii) with respect to each junior lien loan, that the junior lien loan has been made primarily for an agricultural, commercial, investment, or a business purpose (hereinafter referred to as "Business Purpose") and
(iii) with respect to each first lien loan, that the first lien is secured by a first lien on a one to four family residential property and (iv) that CLS is in fact in the business of brokering and otherwise conducting a lending business and (v) that the total annual volume of new loans made by CLS and secured by residential real property (regardless of lien position), exceeds $1,000,000; and assumed that the Promissory Note is properly indorsed and delivered to RMX and the Deed of Trust, Mortgage or Real Estate Contract are properly assigned to RMX and Recorded in the County Auditor's Office.

Based on and subject to the foregoing, and so long as all of the assumptions set forth in the preceding paragraphs remain true, it is our opinion with regard to first lien loans that (1) CLS meets the definition of a creditor contained in 15 USC 1602(f), which is incorporated into the definition of federally related mortgage loans by 12 USC 1735(f)-5(b)(2)(D), and that (2) said loans are federally preempted from Washington Usury Law under the provisions of the Depository Institution of Deregulation and Monetary Control Act of 1980 ("DIDMA"). Consequently after the loan is properly assigned to RMX and in the event of a default by a borrower in performing certain obligations set forth in one of the loans described above, the borrower would not be entitled to raise usury as a defense under RCW 19.52 et seq. It is our opinion with regard to second lien loans that, in event of a default by a borrower in performing the obligations set forth above in one of the second lien loans, the borrower would not be entitled to raise the defense of usury under RCW 19.52 et seq. RMX would be able to enforce the terms of the Promissory Note or elect to foreclose on the real property nonjudicially or judicially consistent with the applicable provisions of Chapter 61 of the Revised Code of Washington.

Any questions regarding this Opinion should be directed to the undersigned. The opinions expressed in this letter are limited to matters governed by the Federal Laws of the United States and the laws of the State of Washington, and we express no opinion as to the laws of any other jurisdiction. This Opinion is delivered to CLS Financial Services, Inc., and the Board of Directors of RMX REIT, Inc. in connection with the federal offering under Rule SB. This Opinion is not to be used or relied on by you or any other person for any other purpose.

Sincerely yours,

By: /S/
DOUGLAS M. O'COYNE, SR.
Attorney at Law
DOC/trs
cc: Board of Directors, RMX REIT, Inc.

                                      O'COYNE & PHILLIPS P.S.
                                  ATTORNEYS & COUNSELORS AT LAW
                               A Professional Services Corporation
DOUGLAS M. O'COYNE, SR.                                     LEGAL ASSISTANT:
SCOTT A. NIEBLING                                           RACHEL M. SMESTAD
ROBERT F. PHILLIPS  1929-1991

Admitted to practice in Washington,
Idaho & the U.S. Tax Court

Admitted to practice in Washington




June 30, 2000


Securities and Exchange Commission
Attn:  Examiner
Washington, D.C. 20549

Re:    RMX Real Estate Investment Trust, Inc.
       SB-2 Registration First Post Effective Amendment
       Consent to inclusion in disclosure document of attorney's opinion File No. 333-42975


Dear Gentlemen:

As the attorneys for RMX Real Estate Investment Trust, Inc., we hereby consent to the use of our name in the above referenced matter and to all references to our firm included in or made a part of the Offering Circular and Disclosure Document for the sale of its Common Stock.


Sincerely yours,


/S/
DOUGLAS M. O'COYNE, SR.
Attorney at Law

                                  PETERSON SULLIVAN PLLC
                               Certified Public Accountants





June 30, 2000

Securities and Exchange Commission
Attn:  Examiner
Washington, D.C. 20549

Re:  RMX Real Estate Investment Trust, Inc.
     SB-2 Registration First Post Effective Amendment
     Consent to inclusion in disclosure document of accountant's opinion File No. 333-42975

Dear Gentlemen:


As the accountants for RMX Real Estate Investment Trust, Inc., we hereby consent to use of our name in the above referenced matter and to all references to our firm included in or made a part of the Offering Circular and Disclosure Document for the sale of its Common Stock. We consent to the inclusion in and incorporation by reference in the RMX Reit, In., offering our audit, dated July 20, 1999, of the financial statement of RMX Reit, Inc., as of June 30, 1999 and our audit dated April 19, 2000 of the financial statements of RMX Reit, Inc., as of March 31, 2000.

Sincerely yours,


/S/
PETERSON, SULLIVAN PLLC
Certified Public Accountant

UNDERTAKINGS. The Company did register and is registering these Securities under Rule SB of the Securities Act. The Company has and will continue to file, during any period which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) Include any prospectus required by section 10(a)(3) of the Securities Act; and

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(c) Include any additional or changed material information on the plan of distribution, including the most recent Unaudited Quarterly Financial Statements, the Annual Report and the Annual Audited Financial Statements.

(d) The Company will voluntarily file periodic reports as required under the applicable reporting rules.






                    THIS SPACE INTENTIONALLY LEFT BLANK

                          SIGNATURES OF COMPANY OFFICERS


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington, on this 11th day of February, 2002.

                                RMX REIT, Inc.



                                by:/S/
                                   Gerald C. Vanhook, its President


The Chief Financial Officer signing this form does hereby certify that the financial statements submitted fairly state the Company's financial position and results of operations, or receipts and disbursements, as of the dates and periods indicated, all in accordance with generally accepted accounting principals consistently applied (except as stated in the notes thereto) and (with respect to year-end figures) including all adjustments
necessary for fair presentation under the circumstances as of this   11th
day of February, 2002.

                                RMX REIT, Inc.



                                by:/S/
                                   Diane Blackburn, its Secretary
                                   and Chief Financial Officer

                           SIGNATURES OF BOARD OF DIRECTORS


A majority of the Directors and the Chief Executive and Financial Officers of the Company have signed this Disclosure Document on behalf of the Company and by so doing thereby certify that each has made diligent efforts to verify the material accuracy and completeness of the information herein contained.
By signing this Disclosure Document, the Chief Executive and Chief Financial Officers agree to make themselves, the Company's books and records, copies of any contract, lease or other document referred to in the Disclosure Document, or any other material contract or lease (including stock options and employee benefit plans), except any proprietary or confidential portions thereof, and a set of the exhibits to this Disclosure Document, available to each investor prior to the time of investment, and to respond to questions and otherwise confirm the information contained herein prior to the making of any investment by such investor.





/S/                   /S/                       /S/
David Sheehan         Gerald C. Vanhook         Diane Blackburn
Director              Director                  Director





/S/                       /S/
Bill Morris               Randy A. Rowe
Director                  Director